The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(7)
 Registration No. 333-238182
Subject to Completion, dated December 1, 2020
PROSPECTUS SUPPLEMENT
(To prospectus dated May 11, 2020)
1,511,546 American Depositary Shares
(Representing 19,650,098 Ordinary Shares)
BeiGene, Ltd.

The selling shareholders identified in this prospectus supplement are offering 1,511,546 American Depositary Shares (“ADSs”) of BeiGene, Ltd., representing 19,650,098 shares of our ordinary shares, par value $0.0001 per share. Each ADS represents 13 ordinary shares. We are not selling any ordinary shares or ADSs under this prospectus supplement and we will not receive any of the proceeds from the ADSs sold by the selling shareholders.
Our ordinary shares are listed on The Stock Exchange of Hong Kong Limited (the “HKEx”) under the stock code “06160.” Our ADSs are listed on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “BGNE.” The last reported sale price of the ADSs on the NASDAQ on November 30, 2020 was $255.69 per ADS.

PRICE: $          PER ADS

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to the selling shareholders, before expenses	$	$

(1)
See “Underwriting” for a description of the compensation payable to the underwriter.

The selling shareholders have granted the underwriter an option for a period of 30 days to purchase up to 151,154 additional ADSs at the public offering price, less underwriting discounts and commissions. See “Underwriting.”
Investing in our ADSs or ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-9 to read about factors you should consider before buying our ADSs or ordinary shares.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the ADSs against payment in New York, New York on or about                 , 2020.
Goldman Sachs & Co. LLC
      , 2020

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement adds to and updates information contained in and incorporated by reference into the accompanying prospectus on Form S-3ASR (File No. 333-238182) dated May 11, 2020 relating to our ordinary shares and ADSs (which we refer to as the accompanying prospectus).
We, the selling shareholders and the underwriter have not authorized any person to provide you with information different from that contained, in or incorporated by reference into, this prospectus supplement, the accompanying prospectus or any free writing prospectuses prepared by us or on our behalf or to which we may have referred you in connection with this offering. We, the selling shareholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they seeking an offer to buy, these securities in any state or jurisdiction where the offer or sale is not permitted. The information contained in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus, speaks only as of the date of the prospectus supplement or the accompanying prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of the securities offered hereby. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document incorporated by reference herein having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement and the accompanying prospectus contain or incorporate by reference market data and industry forecasts that were obtained from third parties and industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included or incorporated by reference in this prospectus supplement is generally reliable, such information is inherently imprecise.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the ADSs or ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of the prospectus supplement and accompanying prospectus applicable to that jurisdiction.
The representations, warranties and covenants made by us, the selling shareholders and the underwriter in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have submitted trademark applications and own various registered trademarks and unregistered trademarks and service marks, including the name “BeiGene” and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective holders. Solely for convenience, some of the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the words “BeiGene,” “BGNE,” “we,” “us,” “our,” the “company” or similar references refer to BeiGene, Ltd. and its subsidiaries.
All references in this prospectus supplement to “$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars; all references to “HK$” mean Hong Kong dollars, unless otherwise noted. All references to “PRC” or “China” in this prospectus supplement refer to the People’s Republic of China.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated herein and therein by reference, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:
•
our ability to successfully commercialize BRUKINSA® (zanubrutinib, BTK inhibitor) in the United States and the People’s Republic of China (“PRC” or “China”) and tislelizumab in China;

•
our ability to successfully obtain approvals in additional indications and territories for BRUKINSA and tislelizumab and to commercialize these and other drugs and drug candidates, if approved;

•
our ability to successfully commercialize our in-licensed drugs in China, including REVLIMID® (lenalidomide) and VIDAZA® (azacitidine for injection) from Celgene Logistics Sàrl, a Bristol Myers Squibb company (“BMS”), XGEVA® (denosumab), KYPROLIS® (carfilzomib), and BLINCYTO® (blinatumomab) from Amgen Inc. (“Amgen”), SYLVANT® (siltuximab) and QARZIBA® ▼ (dinutuximab beta), from EUSA Pharma (“EUSA”), and any other drugs we may in-license;

•
our expectations about the successful restoration of supply of ABRAXANE® (paclitaxel albumin-bound particles for injectable suspension) in China;

•
our ability to successfully develop and commercialize oncology assets licensed from Amgen in China pursuant to our global strategic oncology collaboration with Amgen;

•
our ability to further develop sales and marketing capabilities and launch new drugs, if approved;

•
our ability to maintain and expand regulatory approvals for our drugs and drug candidates, if approved;

•
the pricing and reimbursement of our drugs and drug candidates, if approved;

•
the initiation, timing, progress and results of our preclinical studies and clinical trials and our research and development programs;

•
our ability to advance our drug candidates into, and successfully complete, clinical trials;

•
our reliance on the success of our clinical-stage drug candidates;

•
our plans, expected milestones and the timing or likelihood of regulatory filings and approvals;

•
the implementation of our business model, strategic plans for our business, drugs, drug candidates and technology;

•
the scope of protection we (or our licensors) are able to establish and maintain for intellectual property rights covering our drugs, drug candidates and technology;

•
our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

•
costs associated with enforcing or defending against intellectual property infringement, misappropriation or violation, product liability and other claims;

•
regulatory developments in the United States, China, the United Kingdom, the European Union and other jurisdictions;

•
the accuracy of our estimates regarding expenses, revenues, capital requirements and our need for additional financing;

•
the potential benefits of strategic collaboration and licensing agreements and our ability to enter into strategic arrangements;

•
our ability to maintain and establish collaborations or licensing agreements;

•
our reliance on third parties to conduct drug development, manufacturing and other services;

•
our ability to manufacture and supply, or have manufactured and supplied, drug candidates for clinical development and drugs for commercial sale;

•
the rate and degree of market access and acceptance and reimbursement of our drugs and drug candidates, if approved;

•
developments relating to our competitors and our industry, including competing therapies;

•
the size of the potential markets for our drugs and drug candidates and our ability to serve those markets;

•
our ability to effectively manage our growth;

•
our ability to attract and retain qualified employees and key personnel;

•
statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

•
the future trading price of our ADSs and ordinary shares, and impact of securities analysts’ reports on these prices;

•
the impact of the COVID-19 pandemic on our clinical development, commercial and other operations;

•
whether we may be a “passive foreign investment company” in 2020 and future taxable years, which may have adverse U.S. federal income tax consequences for U.S. shareholders; and

•
other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference.

These forward-looking statements are only predictions, and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, particularly under the caption “Risk Factors,”, including in our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, or our September 2020 Quarterly Report, which could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.
You should read this prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY
This summary highlights selected information about us and the ADSs that the selling shareholders are offering. It does not contain all of the information that may be important to you. Before investing in the ADSs, you should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully for a more complete understanding of our business and this offering, including our consolidated financial statements, and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our September 2020 Quarterly Report and incorporated by reference in this prospectus supplement and the accompanying prospectus.
Company Overview
We are a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. We started as a research and development company in Beijing in 2010. Over the last ten years, we have developed into a fully-integrated global biotechnology company, with significant commercial, manufacturing, and research and development capabilities.
We have built substantial commercial capabilities in China and the United States and are currently marketing both internally-developed drugs and in-licensed drugs. In the United States, we market BRUKINSA® for adult patients with mantle cell lymphoma (“MCL”) who have received at least one prior therapy. In China, we market BRUKINSA® in two indications: for adult patients with chronic lymphocytic leukemia/small lymphocytic lymphoma who have received at least one prior therapy, and for adult patients with MCL who have received at least one prior therapy. In China, we also market tislelizumab in two indications: for patients with classical Hodgkin’s Lymphoma who have received at least two prior therapies, and for patients with locally advanced or metastatic urothelial carcinoma, a form of bladder cancer, with PD-L1 high expression whose disease progressed during or following platinum-containing chemotherapy or within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy.
We have filed additional new or supplementary new drug applications for regulatory approvals in China or elsewhere for our internally developed products and are planning for launches of these additional drugs or indications in 2020 and beyond. Our commercial portfolio also includes the following drugs in-licensed from third parties: XGEVA® from Amgen, which we began commercializing in July 2020; and REVLIMID® ,VIDAZA® and ABRAXANE®, which we have been marketing in China since 2017 under a license from Celgene Logistics Sàrl, a Bristol Myers Squibb company (“BMS”). On March 25, 2020, we announced that the China National Medical Products Administration suspended the importation, sales and use of ABRAXANE® in China supplied to us by Celgene Corporation, a BMS company, and the drug was subsequently recalled by BMS and is not currently available for sale in China. We plan on launching additional in-licensed products in China from our collaborations, including KYPROLIS® and BLINCYTO® from Amgen, and SYLVANT® and QARZIBA® ▼ from EUSA.
We have built deep clinical development capabilities, including a more than 1,350-person global clinical development team that is running over 70 ongoing or planned clinical trials in more than 35 countries that have enrolled over 10,000 patients and healthy subjects. We are conducting late-stage clinical trials of BRUKINSA® and tislelizumab, including 27 registration or registration-enabling trials in at least 15 discrete cancer indications. Our internal research capabilities have yielded another late-stage asset, pamiparib, for which we have filed a new drug application in China, and seven other internally-developed drug candidates that are currently in early-stage clinical development. In addition, we have been able to leverage our capabilities and China’s rising importance as a clinical science center and commercial market to expand our clinical and pre-clinical portfolio with in-licensed drug candidates. We are also working with high-quality contract manufacturing organizations to manufacture our internally-developed clinical and commercial products in China and globally and have built state-of-the-art small molecule and biologic manufacturing facilities in China to support the launches and potential future demand of our products.

Based on the strength of our China-inclusive global development and commercial capabilities, we have entered into collaborations with leading pharmaceutical and biotechnology companies to develop and commercialize innovative medicines in China and the Asia-Pacific region. In October 2019, we entered into a strategic collaboration with Amgen pursuant to which we have agreed to collaborate on the commercialization of Amgen’s oncology products XGEVA®, KYPROLIS® and BLINCYTO® in China, and the global development and future commercialization in China of a portfolio of Amgen’s clinical- and late pre-clinical-stage pipeline products, including sotorasib (AMG 510), Amgen’s investigational KRAS G12C inhibitor.
Company and Other Information
We are an exempted company incorporated in the Cayman Islands with limited liability on October 28, 2010. A company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The principal executive office of our research and development operations is located at No. 30 Science Park Road, Zhong-Guan-Cun Life Science Park, Changping District, Beijing 102206, People’s Republic of China. Our telephone number at this address is +86 10 58958000. Our current registered office in the Cayman Islands is located at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. Our website address is www.beigene.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement. Our ordinary shares are listed on the HKEx under the stock code “06160,” and our ADSs are listed on the NASDAQ under the symbol “BGNE.”

THE OFFERING
ADSs Offered by the Selling Shareholder:
1,511,546 ADSs (representing 19,650,098 ordinary shares).
Ordinary Shares Outstanding Immediately After This Offering:
1,182,916,659 shares.
Option to Purchase Additional ADSs:
The selling shareholders have granted the underwriter an option for a period of 30 days to purchase up to 151,154 additional ADSs, in each case at the public offering price, less the underwriting discounts and commissions.
Use of Proceeds:
The selling shareholders will receive all of the net proceeds from the sale of ADSs by it in this offering. We will not receive any proceeds from the sale of ADSs in this offering, but we will pay certain expenses incident to this offering, excluding the underwriting discount and commissions.
Risk Factors:
You should carefully read “Risk Factors” beginning on page S- 9 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our September 2020 Quarterly Report, for a discussion of risks that you should consider before deciding to invest in the ordinary shares.
NASDAQ Symbol for the
ADSs:
“BGNE”
HKEx Code for the Ordinary Shares:
“06160”
The number of ordinary shares to be outstanding after this offering is based on 1,182,916,659 ordinary shares outstanding as of September 30, 2020 and excludes:
•
9,029,949 shares issuable upon the exercise of options outstanding as of September 30, 2020 pursuant to our 2011 Option Plan, as amended, or the 2011 Plan, at a weighted-average exercise price of $0.46 per share;

•
66,832,047 shares issuable upon the exercise of options outstanding as of September 30, 2020 pursuant to our Second Amended and Restated 2016 Share Option and Incentive Plan, as amended, or the 2016 Plan, at a weighted-average exercise price of $6.71 per share;

•
33,742,969 shares issuable upon the vesting of restricted share units outstanding as of September 30, 2020 pursuant to our 2016 Plan;

•
39,910 shares issuable upon the exercise of options outstanding as of September 30, 2020 pursuant to our Amended and Restated 2018 Inducement Equity Plan, or the 2018 Inducement Plan, at a weighted-average exercise price of $13.66 per share;

•
1,706,692 shares issuable upon the vesting of restricted share units outstanding as of September 30, 2020 pursuant to our 2018 Inducement Plan;

•
68,093,362 shares reserved for future issuance under our 2016 Plan as of September 30, 2020;

•
9,054,850 shares reserved for future issuance under our 2018 Inducement Plan as of September 30, 2020;

•
6,056,056 shares reserved for future issuance under our Second Amended and Restated 2018 Employee Share Purchase Plan as of September 30, 2020;

•
15,200,667 shares issuable upon the exercise of options granted prior to our initial public offering outside our 2011 Plan or 2016 Plan as of September 30, 2020, at an exercise price of $0.50 per share; and

•
up to an aggregate of 75,000,000 shares issuable to Amgen pursuant to the terms of the Restated Amendment No. 2 dated September 24, 2020 to the Share Purchase Agreement dated October 31, 2019, as amended, by and between BeiGene and Amgen (the “Amgen Option”).

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes or gives effect to:
•
no issuance or exercise of share options or issuance or vesting of restricted share units after September 30, 2020;

•
no exercise of the Amgen Option; and

•
no exercise of the underwriter’s option to purchase additional ADSs from the selling shareholders.

Our ADSs are listed on the NASDAQ under the symbol “BGNE.” Each ADS represents 13 ordinary shares, $0.0001 par value per share. The rights of ADS holders are provided in the deposit agreement among us, the depositary and all holders and beneficial owners of ADSs issued thereunder. To better understand the terms of the ADSs, you should carefully read the section in the accompanying prospectus titled “Description of Share Capital,” and the deposit agreement referred to therein. The depositary is Citibank, N.A.

RISK FACTORS
Investing in our ADSs or ordinary shares involves a high degree of risk. You should carefully consider the following risks and all other information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, including the risks and uncertainties discussed under “Risk Factors” in our September 2020 Quarterly Report, as further updated by the risks described below, as well as in other documents that we subsequently file with the U.S. Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus supplement. See also “Where You Can Find More Information.”
Risks Related to Clinical Development and Regulatory Approval of Our Drugs and Drug Candidates
Preliminary data and results from an interim analysis from our clinical trials may be updated as more patient data become available and are subject to audit and verification procedures that could result in material changes in the data. The interim results of our clinical trials may not be predictive of future results. These data may or may not be sufficient to support regulatory submissions or approvals.
From time to time, we may publish or receive preliminary or interim analysis data from our clinical trials, such as the interim analysis data that we recently reported from the RATIONALE 303 trial of our anti-PD-1 antibody tislelizumab in non-small cell lung cancer. Clinical data may change over time from the preliminary and interim data from our clinical trials when more patient data become available. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data as of the time we publish or receive preliminary or interim data. Preliminary or interim data from our clinical trials are not necessarily predictive of final results. Interim and preliminary data remain subject to audit and verification procedures that may result in additional data being materially different from the preliminary or interim data we previously published or received. As a result, preliminary and interim data should be viewed with caution until the data are more mature and/or until final data are available. Material adverse changes in subsequent data compared to the preliminary or interim data could significantly harm our business prospects. Moreover, preliminary and interim data are subject to the risk that one or more of the clinical outcomes may materially change as more patient data become available when patients mature on study, patient enrolment continues, or as other ongoing or future clinical trials with a drug candidate further develop. The results of clinical trials may not be predictive of future results.
Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of interim or preliminary data differently or request additional data from us, any of which could have a material adverse effect on the value of the particular program, the approval or commercialization prospects of the particular drug candidate or drug and our business in general.
In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is typically only the results from the primary analysis and key secondary analyses, which are only a portion of the extensive information generated from the study or clinical trial, and such disclosure may not include all information that investors may consider material. Any information we determine not to disclose may ultimately be or become significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular drug, drug candidate or our business. If the interim or preliminary data that we report are not supported by subsequent data, or if others, including regulatory authorities, disagree with the conclusions that we have reached with respect to such interim or preliminary data, our ability to obtain approval for, and commercialize, the drug candidate supported by the data may be harmed, which could have a material adverse effect on our business, operating results, prospects or financial condition.
Risks Related to the Ordinary Shares, American Depositary Shares and This Offering
The price of our ordinary shares and the ADSs historically has been volatile, which may affect the price at which you could sell the ADSs and ordinary shares.
Our ordinary shares are listed on the The Stock Exchange of Hong Kong Limited (“HKEx”) under the stock code “06160.” Our ADS are listed on the NASDAQ under the symbol “BGNE.” The market price for our ordinary shares has varied between a high price of HK$193.10 on October 12, 2020 and a low price of HK$72.00 on April 1, 2020 in the 12-month period ending on October 31, 2020. The market price for our ADSs has varied between a high price of $322.98 on October 16, 2020 and a low price of $118.55 on March 25, 2020 in the 12-month period ending on October 31, 2020. This volatility may affect the price at which you could sell our ADSs and ordinary shares. Our ordinary share price and our ADS price are likely to continue to be volatile and subject to significant price and volume fluctuations in response to our announcement of trial results, COVID-19 pandemic developments and market and other factors, including the other factors discussed in these “Risk Factors” and under “Risk Factors” in our September 2020 Quarterly Report and our subsequent periodic reports; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, equity or debt financings or capital commitments.
Future sales of our ordinary shares and/or our ADSs in the public market could cause our ordinary share and/or ADS price to fall.
Our ordinary share and/or ADS price could decline as a result of sales of a large number of ordinary shares and/or our ADSs or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
As of September 30, 2020, we had 1,182,916,659 ordinary shares outstanding.
We filed a registration statement with the SEC on behalf of certain shareholders on May 11, 2020, registering 300,197,772 ordinary shares, including 224,861,338 ordinary shares in the form of 17,297,026 ADSs to be resold by the selling shareholders identified therein and in any related prospectus supplement from time to time, 1,511,546 ADSs of which are being offered by the selling shareholders under this prospectus supplement. In connection with this offering, we, our directors and executive officers, and the selling shareholders have each agreed with the underwriter, subject to certain exceptions, not to dispose of or hedge any of our or their ADSs or ordinary shares or any of our securities that are substantially similar to the ADSs or ordinary shares, or any options or warrants to purchase any ADSs or ordinary shares, or any securities convertible into, exchangeable for or that represent the right to receive the ADSs or ordinary shares, for the periods described in the Section titled “Underwriting” of this prospectus supplement. These transfer restrictions, however, may be waived at any time at the discretion of the underwriter. Furthermore, we have registered or plan to register the offer and sale of all securities that we have issued and may issue in the future under our equity compensation plans, including upon the exercise of share options and vesting of restricted share units and under our employee share purchase plan, and Amgen has specified registration rights upon expiration of its lock-up with us on January 2, 2024. If any of the additional securities described above are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares and/or ADSs could decline.
In the future, we may issue additional ordinary shares, ADSs or other equity or debt securities convertible into ordinary shares or ADSs in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. For example, on November 16, 2020, we announced that our board of directors approved a preliminary proposal for the possible offering of our ordinary shares and listing of such shares on the Science and Technology Innovation Board of the Shanghai Stock Exchange. The proposed offering and listing is expected to be completed in the first half of 2021, conditional upon and subject to, among other things, market conditions, further approval of our board of directors, the approval of our shareholders at a general meeting of the Company, and necessary regulatory approval(s). Such issuance, and any other future issuance, could result in substantial dilution to our existing shareholders and could cause our ordinary share and/or ADS price to decline.
Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the ordinary shares and ADSs for a return on your investment.
We intend to retain most, if not all, of our available funds and earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares or ADSs as a source for any future dividend income.
Our board of directors has significant discretion as to whether to pay dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual and regulatory restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares and ADSs will likely depend entirely upon any future price appreciation of our ordinary shares and ADSs. There is no guarantee that our ordinary shares and ADSs will appreciate in value or even maintain the price at which you purchased our ordinary shares and ADSs. You may not realize a return on your investment in our ordinary shares or ADSs and you may even lose your entire investment in our ordinary shares and ADSs.
If securities or industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares and ADSs and trading volume could decline.
The trading market for our ADSs, and the trading market for our ordinary shares, rely in part on the research and reports that equity research analysts publish about us or our business. We do not control these analysts. If research analysts do not maintain adequate research coverage or if one or more of the analysts who covers us downgrades our ordinary shares or ADSs or publishes inaccurate or unfavorable research about our business, the market price for our ordinary shares and ADSs would likely decline. In addition, if our financial results fail to meet the expectations of these analysts, the market prices for our ordinary shares and ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares and ADSs to decline significantly.
The market price of our ordinary shares and ADSs may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the HKEx and the NASDAQ.
Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our ordinary shares and ADSs and sales of substantial amounts of our ordinary shares or ADSs in the market, in each case being unrelated or disproportionate to changes in our operating performance. The overall global economy, including the impact of the COVID-19 pandemic, has recently contributed to the volatility of the markets, which may have an effect on the market price of our ordinary shares and ADSs.
The dual listing of our ordinary shares and ADSs may adversely affect the liquidity and value of our ordinary shares and ADSs.
Our ADSs are traded on the NASDAQ and our ordinary shares are traded on the HKEx. The dual listing of our ordinary shares and ADSs may dilute the liquidity of these securities in one or both markets and may adversely affect the maintenance of an active trading market for ADSs in the United States or ordinary shares in Hong Kong. The price of our ADSs could also be adversely affected by trading in our ordinary shares on the HKEx. We may decide at some point in the future to delist our ordinary shares from the HKEx, and our shareholders may approve such delisting. We cannot predict the effect such delisting of our ordinary shares on the HKEx would have on the market price of our ADSs on the NASDAQ.
Fluctuations in the exchange rate between the U.S. dollar and the Hong Kong dollar may increase the risk of holding our ADSs.
Our ordinary shares trade on the HKEx in Hong Kong dollars, while our ADSs trade on the NASDAQ in U.S. dollars. Fluctuations in the exchange rate between the U.S. dollar and the Hong Kong dollar may result in differences between the value of our ADSs and the value of our ordinary shares, which may result in heavy trading by investors seeking to exploit such differences. In addition, as a result of fluctuations in the exchange rate between the U.S. dollar and the Hong Kong dollar, the U.S. dollar equivalent of the proceeds that a holder of ADSs would receive upon the sale in Hong Kong of any ordinary shares withdrawn from the depositary upon calculation of the corresponding ADSs and the U.S. dollar equivalent of cash dividends, if any, paid in Hong Kong dollars on our ordinary shares represented by ADSs could also decline.

USE OF PROCEEDS
We are not selling any ADSs in this offering, and we will not receive any of the proceeds from any sale of ADSs in this offering by the selling shareholders. We have agreed to pay certain expenses incident to this offering, excluding the underwriting discount and commissions.

DIVIDEND POLICY
Our board of directors has adopted a dividend policy. As stated in such policy, we currently intend to retain all available funds and earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Subject to applicable law and our amended and restated articles of association, any future determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay dividends in the future, in order for us to distribute dividends to our shareholders and holders of ADSs, we may rely to some extent on any dividends distributed by our PRC subsidiaries. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. This dividend policy reflects our board of directors’ current views on our financial and cash flow position. We intend to continue to review our dividend policy from time to time, but there can be no assurance that dividends will be paid in any particular amount, if at all, for any given period. We will pay dividends to the ADS holders to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, as amended, including the fees and expenses payable thereunder. See the section titled “Description of Capital Shares” in the accompanying prospectus.
We have never declared or paid any dividends on our ordinary shares or any other securities. We currently intend to retain all available funds and earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. If we pay dividends in the future, in order for us to distribute dividends to our shareholders, we will rely to some extent on any dividends distributed by our PRC subsidiaries. Any dividend distributions from our PRC subsidiaries to us will be subject to PRC withholding tax. In addition, PRC regulations currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. See the section of our September Quarterly Report titled “Risk Factors — Risks Related to Our Doing Business in the PRC — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”
Investors should not purchase our ADSs or ordinary shares with the expectation of receiving cash dividends.

SELLING SHAREHOLDERS
The following table and footnotes set forth information with respect to the beneficial ownership of our ordinary shares by the selling shareholders as of October 31, 2020, subject to certain assumptions set forth in the footnotes and as adjusted to reflect the sale of ADSs by the selling shareholders as set forth on the cover page of this prospectus supplement. Percentage of beneficial ownership before this offering is based on 1,182,916,659 ordinary shares outstanding as of October 31, 2020. Beneficial ownership is based on information given to us, by or on behalf of the selling shareholders. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC.
	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Offered*	Shares Beneficially Owned After the Offering (assuming no exercise of option)		Shares Beneficially Owned After the Offering (assuming full exercise of option)
Name of Selling Shareholder	Number of Shares	Percentage(1)		Number of Shares	Percentage(1)	Number of Shares	Percentage(1)
Fund Partnerships Affiliated with Baker Bros. Advisors LP(2)	173,503,441	14.7%	19,650,098	153,853,343	13.0%	151,888,341	12.8%

*
If the underwriter exercises its option to purchase additional ADSs in full, the selling shareholders will sell a total of 1,965,002 additional ordinary shares in the form of 151,154 additional ADSs in the offering.

(1)
Based on 1,182,916,659 ordinary shares outstanding on October 31, 2020. The ordinary shares may be in the form of ADSs. Each ADS represents 13 ordinary shares.

(2)
Current beneficial ownership consists of (i) 14,358,729 ordinary shares held by 667, L.P. (“667”) in the form of 1,104,516 ADSs, as well as 21 ordinary shares held by 667, (ii) 158,562,078 ordinary shares held by Baker Brothers Life Sciences, L.P. (“Life Sciences”, and together with 667, the “Baker Funds”) in the form of 12,197,081 ADSs, as well as 25 ordinary shares held by Life Sciences, (iii) 282,035 ordinary shares underlying options to purchase ordinary shares held by Michael Goller and 282,035 ordinary shares underlying options to purchase ordinary shares held by Ranjeev Krishana, each a member of our board of directors, and (iv) 9,282 ordinary shares received by Mr. Goller from vested restricted stock units in connection with his service on our board of directors and 9,282 ordinary shares received by Mr. Krishana from vested restricted stock units in connection with his service on our board of directors. In addition to the securities included in the table above, Julian C. Baker holds 135,435 ordinary shares in the form of 10,418 ADSs and 1 additional ordinary share. Felix J. Baker holds 135,435 ordinary shares in the form of 10,418 ADSs and 1 additional ordinary share. Further, Julian C. Baker beneficially owns 175,708 ordinary shares in the form of 13,516 ADSs held by an entity affiliated with Julian C. Baker, Felix J. Baker beneficially owns 175,708 ordinary shares in the form of 13,516 ADSs held by an entity affiliated with Felix J. Baker, and Julian C. Baker and Felix J. Baker jointly beneficially own 151,004 ordinary shares in form of 11,615 ADS held by an entity affiliated with Julian C. Baker and Felix J. Baker and an additional 9 ordinary shares held by such entity affiliated with Julian C. Baker and Felix J. Baker. The shares being offered consist of (i) 1,631,669 ordinary shares in the form of 125,513 ADSs held directly by 667 and (ii) 18,018,429 ordinary shares in the form of 1,386,033 ADSs held directly by Life Sciences. Baker Bros. Advisors LP (“BBA”) is the investment adviser to the Baker Funds and has the sole voting and investment power with respect to the securities held by the Baker Funds and thus may be deemed to beneficially own such securities. Baker Bros. Advisors (GP) LLC (“BBA GP”) is the sole general partner of BBA and thus may be deemed to beneficially own the securities held by the Baker Funds. The principals of BBA GP are Julian C. Baker and Felix J. Baker, who may be deemed to beneficially own the securities held by the Baker Funds. Each of Mr. Goller and Mr. Krishana is a full-time employee of BBA and each serves on our board of directors as a representative of the Baker Funds and BBA may be deemed to beneficially own the securities received by Mr. Goller and Mr. Krishana as compensation for serving as a director. Pursuant to the policies of BBA, Mr. Goller and Mr. Krishana do not have any right to the pecuniary interest in securities received as compensation for serving as directors and the BBA Funds are entitled to an indirect proportionate pecuniary interest in such securities. The business address for BBA, BBA GP, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.

On November 16, 2016, we entered into a registration rights agreement (the “Registration Rights Agreement”) with 667, Life Sciences, L.P. and 14159, L.P., (the “Baker Entities”), Hillhouse BGN Holdings Limited, Gaoling Fund, L.P. and YHG Investment, L.P., (the “Hillhouse Entities”), (each an “Investor” and collectively, the “Investors”). The Registration Rights Agreement provides that, subject to certain limitations, if at any time and from time to time, the Investors demand that we register our ordinary shares and any other securities held by the Investors at the time any such demand is made on a Registration Statement on Form S-3 for resale under the Securities Act, we would be obligated to effect such registration. Our registration obligations include our obligation to facilitate certain underwritten public offerings of our ordinary shares or ADSs by the Investors in the future. The Registration Rights Agreement also requires us to pay expenses relating to such registrations and indemnify the Investors against certain liabilities. In connection with this offering, we and the Investors intend to enter into an Amendment No. 1 to the Registration Rights Agreement, effective December 31, 2020, pursuant to which our registration obligations under the Registration Rights Agreement will continue in effect for up to another three years until December 31, 2023.

UNDERWRITING
Goldman Sachs & Co. LLC is acting as the underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling shareholders and the underwriter, the selling shareholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling shareholders, the number of ADSs set forth opposite its name below.
Underwriter	Number of ADSs
Goldman Sachs & Co. LLC	1,511,546
The underwriter is committed to take and pay for all of the ADSs being offered by this prospectus supplement, if any are taken, other than the ADSs covered by the option described below unless and until this option is exercised.
If the underwriter sells more ADSs than the total number set forth in the table above, the underwriter has an option to buy up to an additional 151,154 ADSs from the selling shareholders. The underwriter may exercise that option for 30 days.
We and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The following table shows the per ADS and total underwriting discounts and commissions to be paid to the underwriter by the selling shareholders. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase 151,154 additional ADSs from the selling shareholders.
Paid by the Selling Shareholders	No Exercise	Full Exercise
Per ADS	$	$
Total	$	$
The expenses of the offering, not including the underwriting discounts and commissions and certain legal expenses for which the selling shareholders are responsible, are estimated at $          million and are payable by us.
ADSs sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any ADSs sold by the underwriter to securities dealers may be sold at a discount of up to $      per ADS from the public offering price. After the initial offering of the ADSs, the underwriter may change the offering price and the other selling terms. The offering of the ADSs by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.
We, our directors and executive officers and the selling shareholders have agreed with the underwriter that we and they will not offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale or otherwise dispose of any of the ADSs or ordinary shares or any of our securities that are substantially similar to the ADSs or ordinary shares, or any options or warrants to purchase any ADSs or ordinary shares, or any securities convertible into, exchangeable for or that represent the right to receive the ADSs or ordinary shares, whether now owned or hereinafter acquired, owned directly by us or them (including holding as a custodian) or with respect to which we or they have beneficial ownership within the rules and regulations of the SEC (collectively the “Shares”), without the prior consent of the underwriter, for a period of 60 days after the date of this prospectus supplement. We, our directors and executive officers and the selling shareholders have agreed that these restrictions expressly preclude us and them from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of our or their Shares even if such Shares would be disposed of by someone other than us or them. Prohibited hedging or other transactions includes without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of our or their Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.
With respect to us, the restrictions described in the immediately preceding paragraph do not apply to: (i) grants of awards pursuant to equity incentive plans existing on the date of this prospectus supplement, (ii) issuances of ordinary shares or ADSs pursuant to the exercise or vesting of awards granted pursuant to clause (i), (iii) issuances of ordinary shares or ADSs pursuant to the conversion or exchange of convertible or exchangeable securities, including preferred shares, warrants, restricted share units and options, outstanding as of the date of this prospectus supplement, (iv) the filing of any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in this prospectus supplement and the issuance of securities registered pursuant thereto, (v) issuances of securities under our employee share purchase plan, (vi) issuances of ordinary shares, ADSs, or securities exercisable for, convertible into or exchangeable for ordinary shares in connection with any acquisition, collaboration, licensing or other joint venture or strategic transaction or any debt financing transaction involving us; provided that, in the case of clause (vi), (x) such issuances shall not in the aggregate be greater than 5% of our total outstanding ordinary shares immediately following the completion of this offering, and (y) the recipients of such shares agree to be bound by a lockup letter agreement in the form executed by our directors and officers in connection with this offering; (vii) the offering of the Company’s ordinary shares and listing of such shares on the Science and Technology Innovation Board of the Shanghai Stock Exchange pursuant to the potential offering and listing described in this prospectus supplement; or (viii) issuances of securities to Amgen, Inc. pursuant to its option to subscribe for additional shares in an amount necessary to enable it to increase (and subsequently maintain) its ownership at approximately 20.6% of the Company’s outstanding share capital, pursuant to that certain Share Purchase Agreement dated October 31, 2019, as amended by Amendment No. 1 dated December 6, 2019 and Amendment No. 2 dated March 17, 2020, between Amgen Inc. and the Company.
The restrictions described in the immediately preceding paragraph do not apply to transfers of the selling shareholders’ ADSs sold to the underwriter in the offering or:
(a)
transactions relating to the ordinary shares, ADSs or other securities acquired in open market transactions after the date of the offering;

(b)
as a bona fide gift or gifts;

(c)
pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction occurring after the completion of the offering, in each case made to all holders of our ordinary shares, including in the form of ADSs, involving a change of control, provided that (x) in the event that the tender offer, merger, consolidation or other such transaction is not completed, the selling shareholders’ ADSs will remain subject to the terms of the lock-up agreement and (y) no such transfer of ordinary shares, ADS or any such warrant or other security will be permitted pursuant to this provision if such bona fide third-party tender offer, merger, consolidated or other similar transaction is not approved by our board of directors, unless either (A) such transfer is required pursuant to mandatory take-over or squeeze-out provisions under applicable law or (B) the failure to transfer such selling shareholders’ ADSs would result in such Shares being extinguished without value being received by the selling shareholders;

(d)
by operation of law, such as pursuant to an order of a court or regulatory agency with competent jurisdiction; or

(e)
(x) to another corporation, partnership, limited liability company, trust or other affiliate (as defined in Rule 405 promulgated under the Securities Act) of the selling shareholders (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the selling shareholders or who shares a common investment advisor with the selling shareholders) or (y) as part of a distribution without consideration by the selling shareholders to their respective stockholders, partners, members or other equity holders;

provided, however, that in any such case, it will be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of the lock-up agreement and there will be no further transfer of such Shares except in accordance with the lock-up agreement, and provided further that any such transfer will not involve a disposition for value.
Provided that, with respect to clauses (a) and (b) above, it will be a condition to such transfer that no filing under the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the selling shareholders will be required or voluntarily made during the 60-day period described above and, with respect to clauses (b) and (c), prior to such transfer or distribution, the transferee, donee, trustee or distributee agrees to be bound in writing by the restrictions set forth in the lock-up agreement.
The restrictions described in the immediately preceding paragraph do not apply to transfers of Shares by our directors and officers:
(a)
acquired in the offering, or transactions relating to the ordinary shares, ADSs or other securities acquired in open market transactions after the date of the offering;

(b)
as certain bona fide gifts;

(c)
to any member of the immediate family of the locked-up person or any trust or other legal entity for the direct or indirect benefit of the locked-up person or the immediate family of the locked-up person, or if the locked-up person is a trust, to any beneficiary (including such beneficiary’s estate) of the locked-up person, provided that any such transfer will not involve a disposition for value;

(d)
by will or intestate succession upon the death of the locked-up person;

(e)
by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement;

(f)
by surrender or forfeiture of ordinary shares, ADSs or other securities to us or, in certain cases, otherwise as specified in our equity incentive plans to satisfy (x) tax withholding obligations upon exercise or vesting or (y) the exercise price upon a cashless net exercise, or in certain cases, upon exercise, in each case, of share options, equity awards, warrants or other right to acquire ordinary shares or ADSs pursuant to our equity incentive plans described in this prospectus supplement and the accompanying prospectus;

(g)
pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction occurring after the completion of the offering, in each case made to all holders of our ordinary shares, including in the form of ADSs, involving a change of control, provided that (x) in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares will remain subject to the terms of the lock-up agreement and (y) no such transfer of ordinary shares, ADS or any such warrant or other security will be permitted pursuant to this provision if such bona fide third-party tender offer, merger, consolidated or other similar transaction is not approved by our board of directors, unless either (A) such transfer is required pursuant to mandatory take-over or squeeze-out provisions under applicable law or (B) the failure to transfer such Undersigned’s Shares would result in such Undersigned’s Shares being extinguished without value being received by the locked-up person;

(h)
to us arising as a result of the termination of employment of the locked-up person and pursuant to employment agreements under which we have the option to repurchase such person’s Shares or a right of first refusal with respect to transfers of such person’s Shares, provided that any filing made pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, will include a footnote noting the circumstances described in this clause;

(i)
pursuant to any sales of the locked-up person’s Shares pursuant to a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act in effect as of the date of the lockup agreement and disclosed to the underwriter; provided any filing under Section 16(a) of the Exchange Act as a result of such sales will contain a footnote disclosing that such sales were pursuant to a trading plan pursuant to Rule 10b5-1; or
(j)
an additional number of such locked-up person’s Shares that, when aggregated with all other Shares transferred by our directors and officers pursuant to this clause (i) during the lock-up period, does not exceed 1,950,000 ordinary shares (including any ordinary shares represented by ADSs).

Provided that, with respect to clause (a)  above, it will be a condition to such transfer that no filing under the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the locked-up person will be required or voluntarily made during the 60-day period described above and, in certain cases with respect to clauses (b) through (e) and (g), prior to such transfer or distribution, the transferee, donee, trustee or distributee agrees to be bound in writing by the restrictions set forth in the lock-up agreement. For purposes of the lock-up agreements, “immediate family” means any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin.
The ADSs are listed on the NASDAQ under the symbol “BGNE.”
In connection with the offering, the underwriter may purchase and sell ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of ADSs than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional ADSs for which the underwriter’s option described above may be exercised. The underwriter may cover any covered short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to cover the covered short position, the underwriter will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase additional ADSs pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional ADSs for which the option described above may be exercised. The underwriter must cover any such naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ADSs made by the underwriter in the open market prior to the completion of the offering.
The underwriter may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NASDAQ, in the over-the-counter market or otherwise.
In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriter and its affiliates are a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of its various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us and/or our affiliates. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the ADSs offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The ADSs offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such ADSs be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any ADSs offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area, no offer of ADSs which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:
(a)
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of ADSs referred to in (a) to (c) above shall result in a requirement for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
Each person located in a Member State to whom any offer of ADSs is made or who receives any communication in respect of an offer of ADSs, or who initially acquires any ADSs will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ADSs acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ADSs acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or where ADSs have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ADSs to it is not treated under the Prospectus Directive as having been made to such persons.

We, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of ADSs in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of ADSs. Accordingly any person making or intending to make an offer in that Member State of ADSs which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the representatives have authorized, nor do they authorize, the making of any offer of ADSs in circumstances in which an obligation arises for us or the representatives to publish a prospectus for such offer.
For the purposes of this provision, the expression an “offer of ADSs to the public” in relation to any ADSs in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe the ADSs, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
In addition to the restrictions described under the heading “ — Notice to Prospective Investors in the European Economic Area” above, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order and/or (iii) who are persons falling within Article 43(2) of the Order to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Canada
The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105),

the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
The ADSs have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ADSs has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance
Notice to Prospective Investors in Japan
The ADSs have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Malaysia
The offering of the ADSs has not been and will not be approved by the Securities Commission Malaysia, or SC, and this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the SC under the Malaysian Capital Markets and Services Act 2007, or CMSA. Accordingly, no ADSs or invitation to purchase is being made to any person in Malaysia under this prospectus or the accompanying prospectus, except to persons falling within any of paragraphs 2(g)(i) to (xi) of Schedule 5 of the CMSA and distributed only by a holder of a Capital Markets Services License who carries on the business of dealing in securities.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the Securities and Futures Act, or the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA and (with effect from January 8, 2019) as modified by the Securities and Futures (Classes of Investors) Regulations 2018) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the ADSs that are initially subscribed or purchased under Section 274 or Section 275 are sold within six months from the date of initial subscription or purchase and such sale is not made to an institutional investor or a relevant person pursuant to Section 275(1) or any person pursuant to

Section 275(1A), the prospectus and registration requirements under the SFA in connection with the offer resulting in that sale shall apply.
Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA) and (with effect from January 8, 2019) as modified by the Securities and Futures (Classes of Investors) Regulations 2018)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities (as defined in the SFA) or securities-based derivatives contracts (as defined in the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.
Notice to Prospective Investors in Switzerland
The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, neither this prospectus supplement nor the accompanying prospectus will be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.
Notice to Prospective Investors in Taiwan
The ADSs have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ADSs in Taiwan.

LEGAL MATTERS
We are being represented by Goodwin Procter LLP with respect to certain legal matters of U.S. federal securities and New York State law. The underwriter is being represented as to U.S. federal securities and New York State law matters by Davis Polk & Wardwell LLP, Menlo Park, California. The validity of the ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Mourant Ozannes. As of the date of this prospectus supplement, certain investment funds associated with, and partners of, Goodwin Procter LLP beneficially owned less than 1% of our outstanding equity securities.
EXPERTS
The consolidated financial statements of BeiGene, Ltd. appearing in BeiGene, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of BeiGene, Ltd.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 (File No. 333-238182), of which this prospectus supplement is a part, covering the securities offered hereby. We previously filed with the SEC a registration statement on Form F-6 (File Number 333-209044) to register the ADSs. As allowed by SEC rules, this prospectus supplement does not include all of the information contained in the registration statement. You are referred to the registration statement and to its exhibits and to the documents incorporated herein. Whenever we make reference in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. These include our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. We also make available, free of charge on our website, the reports filed with the SEC by our executive officers, directors and 10% shareholders pursuant to Section 16 under the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC.
We intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated combined financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference information from other documents that we file with it, which means that:
•
incorporated documents are considered part of this prospectus supplement;

•
we can disclose important information to you by referring to those documents; and

•
information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus supplement and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus supplement.
Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus supplement to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We incorporate herein by reference the information or documents listed below that we have filed with the SEC (other than any document or portion thereof deemed to be “furnished” and not filed in accordance with the rules of the SEC):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual General Meeting of Shareholders;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020;

•
Current Reports on Form 8-K filed on January 2, 2020, January 13, 2020, January 21, 2020, January 24, 2020, March 2, 2020, March 17, 2020, March 25, 2020, March 30, 2020, April 13, 2020, May 11, 2020, June 1, 2020, June 3, 2020, June 15, 2020, June 17, 2020, June 24, 2020, July 2, 2020, July 10, 2020, July 13, 2020, July 21, 2020, August 6, 2020, August 25, 2020, August 27, 2020, September 9, 2020, September 21, 2020, September 24, 2020, October 2, 2020, October 6, 2020, November 5, 2020, November 9, 2020, November 16, 2020, November 17, 2020, and November 20, 2020; and

•
the description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC under Section 12(b) of the Exchange Act on January 29, 2016, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all future document we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any document or portion thereof deemed to be “furnished” and not filed in accordance with the rules of the SEC) after the date of this prospectus supplement and until the completion or termination of this offering.
The information relating to us contained in this prospectus supplement and the accompanying prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.
You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8- K, Proxy Statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus supplement or the related registration statement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Investor Relations
BeiGene, Ltd.
c/o BeiGene USA, Inc.
55 Cambridge Parkway
Suite 700W
Cambridge, MA 02142
Tel: (781) 801-1800
We, the selling shareholders and the underwriter have not authorized any person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf or to which we, the selling shareholders and the underwriter may have referred you in connection with this offering. We, the selling shareholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. We, the selling shareholders and the underwriter are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front.

PROSPECTUS
BeiGene, Ltd.
300,197,772 Ordinary Shares,
including 224,861,338 Ordinary Shares
in the form of 17,297,026 American Depositary Shares
This prospectus covers the resale by the selling shareholders identified in this prospectus and any related prospectus supplement of up to an aggregate of 300,197,772 ordinary shares, par value $0.0001 per share, which we refer to as our ordinary shares, including 224,861,338 ordinary shares in the form of 17,297,026 American Depositary Shares (“ADSs”), each representing 13 of our ordinary shares. We are not selling any ADSs or ordinary shares under this prospectus and we will not receive any of the proceeds from the sale or other disposition of ADSs or ordinary shares by the selling shareholders.
The selling shareholders may sell or otherwise dispose of the ADSs and/or ordinary shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell or otherwise dispose of their ADSs and/or ordinary shares in the section entitled “Plan of Distribution” beginning on page 53.
Any discount, concession, commissions and similar selling expenses attributable to the sale of ADSs and/or ordinary shares covered by this prospectus will be borne by the selling shareholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the issuance and registration of the ADSs and the ordinary shares with the Securities and Exchange Commission (“SEC”).
Our ordinary shares are listed on The Stock Exchange of Hong Kong Limited (“HKEx”), under the stock code “06160”, and ADSs representing our ordinary shares are listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “BGNE”. A separate Registration Statement on Form F-6 for the registration of ADSs issuable upon deposit of the ordinary shares was previously filed with the SEC and was declared effective by the SEC on February 2, 2016 (Reg. File No. 333-209044). Post-Effective Amendment No.1 to the Registration Statement on Form F-6 was filed on March 31, 2016 and declared effective on April 8, 2016. On May 8, 2020, the closing price of our ordinary shares on the HKEx was HK$91.50 per ordinary share, and the closing price of our ADSs on the NASDAQ was $156.81 per ADS.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND UNDER ANY SIMILAR HEADINGS IN ANY AMENDMENT OR SUPPLEMENT TO THIS PROSPECTUS OR IN ANY FILING WITH SEC THAT IS INCORPORATED BY REFERENCE HEREIN.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 11, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act.”) Under this shelf registration, selling shareholders may offer our securities registered pursuant to the registration statement from time to time in one or more offerings. This prospectus only provides you with a general description of the securities selling shareholders may offer. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in our securities.
You should rely only on the information incorporated by reference or provided in this document. Neither we nor any selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or a selling shareholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “BeiGene,” “we,” “us,” “our,” the “company” or similar references refer to BeiGene, Ltd. and its subsidiaries.
We have submitted trademark applications and own various registered trademarks and unregistered trademarks and service marks, including the name “BeiGene” and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, some of the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.beigene.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37686) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual General Meeting of Shareholders;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;

•
Current Reports on Form 8-K filed on January 2, 2020, January 21, 2020, January 24, 2020, March 2, 2020, March 17, 2020, March 25, 2020, March 30, 2020, April 13, 2020, and May 11, 2020 (other than the portions of those reports not deemed to be filed); and

•
The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC under Section 12(b) of the Exchange Act on January 29, 2016, including any amendment or report filed for the purpose of updating such description.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Investor Relations
BeiGene, Ltd.
c/o BeiGene USA, Inc.
55 Cambridge Parkway
Suite 700W
Cambridge, MA 02142
Tel: (781) 801-1800

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference and any prospectus supplement contain forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documents incorporated herein by reference or any prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
Forward looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements, although not all forward-looking statements contain those identifying words. These forward-looking statements include, among other things, statements about:
•
our ability to successfully commercialize BRUKINSA™ (zanubrutinib) in the United States, for which we have obtained approval from the U.S. Food and Drug Administration (“FDA”) for the treatment of adult patients with mantle cell lymphoma (“MCL”) who have received at least one prior therapy, and tislelizumab in the People’s Republic of China (“PRC” or “China”), for which we have received approval from the National Medical Products Administration (“NMPA”) for the treatment of patients with classical Hodgkin’s Lymphoma (“cHL”) who have received at least two prior therapies and of patients with previously treated locally advanced or metastatic urothelial carcinoma (“UC”);

•
our ability to successfully obtain approvals in additional indications and territories for BRUKINSA and tislelizumab and to commercialize these and other drugs and drug candidates, if approved;

•
our ability to successfully commercialize our in-licensed drugs in China, including ABRAXANE® (paclitaxel albumin-bound particles for injectable suspension), REVLIMID® (lenalidomide) and VIDAZA® (azacitidine for injection) from Celgene Logistics Sàrl, a Bristol-Myers Squibb company (“BMS”), XGEVA® (denosumab), KYPROLIS® (carfilzomib), and BLINCYTO® (blinatumomab) from Amgen Inc. (“Amgen”), SYLVANT® (siltuximab) and QARZIBA® ▼ (dinutuximab beta), from EUSA Pharma (“EUSA”), and any other drugs we may in-license;

•
our ability to successfully develop and commercialize oncology assets licensed from Amgen in China pursuant to our global strategic oncology collaboration with Amgen;

•
our ability to further develop sales and marketing capabilities and launch new drugs, if approved;

•
our ability to maintain and expand regulatory approvals for our drugs and drug candidates, if approved;

•
the pricing and reimbursement of our drugs and drug candidates, if approved;

•
the initiation, timing, progress and results of our preclinical studies and clinical trials and our research and development programs;

•
our ability to advance our drug candidates into, and successfully complete, clinical trials;

•
our reliance on the success of our clinical-stage drug candidates;

•
our plans, expected milestones and the timing or likelihood of regulatory filings and approvals;

•
the implementation of our business model, strategic plans for our business, drugs, drug candidates and technology;

•
the scope of protection we (or our licensors) are able to establish and maintain for intellectual property rights covering our drugs, drug candidates and technology;

•
our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

•
costs associated with enforcing or defending against intellectual property infringement, misappropriation or violation, product liability and other claims;

•
regulatory developments in the United States, China, the United Kingdom, the European Union (“EU”) and other jurisdictions;

•
the accuracy of our estimates regarding expenses, revenues, capital requirements and our need for additional financing;

•
the potential benefits of strategic collaboration and licensing agreements and our ability to enter into strategic arrangements;

•
our ability to maintain and establish collaborations or licensing agreements;

•
our reliance on third parties to conduct drug development, manufacturing and other services;

•
our ability to manufacture and supply, or have manufactured and supplied, drug candidates for clinical development and drugs for commercial sale;

•
the rate and degree of market access and acceptance and reimbursement of our drugs and drug candidates, if approved;

•
developments relating to our competitors and our industry, including competing therapies;

•
the size of the potential markets for our drugs and drug candidates and our ability to serve those markets;

•
our ability to effectively manage our growth;

•
our ability to attract and retain qualified employees and key personnel;

•
statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

•
the future trading price of our ADSs and ordinary shares, and impact of securities analysts’ reports on these prices; and

•
other risks and uncertainties, including those listed under the caption “Risk Factors” and elsewhere in this prospectus and the documents incorporated herein by reference.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in such statements, so you should not place undue reliance on them. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, particularly in the section entitled “Risk Factors,” that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.
You should read this prospectus and the documents that we have incorporated by reference and any prospectus supplement with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus and the documents incorporated herein by reference and any prospectus supplement include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is on file with the SEC and is incorporated by reference into this prospectus, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

ABOUT THE COMPANY
We are a global commercial-stage biotechnology company focused on developing and commercializing innovative molecularly-targeted and immuno-oncology cancer therapeutics. We started as a research and development company in Beijing in 2010. Over the last ten years, we have developed into a fully-integrated global biotechnology company, with significant commercial, manufacturing, and research and development capabilities.
We have built substantial commercial capabilities in the PRC and the United States, and are currently marketing both internally-developed drugs and in-licensed drugs. In the United States, we market BRUKINSA for adult patients with MCL who have received at least one prior therapy. In China, we market tislelizumab for patients with cHL who have received at least two prior therapies, and in April 2020, we received approval for a second indication to treat patients with locally advanced or metastatic urothelial cancer (“UC”), a form of bladder cancer, with PD-L1 high expression whose disease progressed during or following platinum-containing chemotherapy or within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy. As of May 1, 2020, we have filed three additional new or supplementary new drug applications for regulatory approvals in China for our internally-developed products and are planning for launches in these additional indications in 2020 and beyond. Our in-licensed portfolio includes ABRAXANE, REVLIMID and VIDAZA, which we have been marketing in China since 2017 under a license from Celgene Logistics Sàrl, a BMS company. We plan on launching additional in-licensed products in China from our collaborations, including XGEVA, KYPROLIS and BLINCYTO from Amgen, and SYLVANT and QARZIBA from EUSA.
We have built deep clinical development capabilities, including a more than 1,100-person global clinical development team that is running over 60 ongoing or planned clinical trials in more than 35 countries that have enrolled over 7,500 patients and healthy subjects. We are conducting late-stage clinical trials of BRUKINSA and tislelizumab, including 26 registration or registration-enabling trials in 15 discrete cancer indications. Our internal research capabilities have yielded another late-stage asset, pamiparib, and five other internally-developed drug candidates are currently in early-stage clinical development. In addition, we have been able to leverage our capabilities and China’s rising importance as a clinical science center to expand our clinical and pre-clinical portfolio with in-licensed drug candidates. We are also working with high-quality contract manufacturing organizations to manufacture our internally-developed commercial and clinical products in China and globally and have built state-of-the-art small molecule and biologic manufacturing facilities in China to support the launches and potential future demand of our internally-developed products.
Based on the strength of our China-inclusive global development and commercial capabilities, we have entered into collaborations with leading pharmaceutical and biotechnology companies to develop and commercialize innovative medicines in China and the Asia-Pacific region. In October 2019, we entered into a strategic collaboration with Amgen pursuant to which we have agreed to collaborate on the commercialization of Amgen’s oncology products XGEVA, KYPROLIS, and BLINCYTO in China, and the global development and future commercialization in China of up to 20 of Amgen’s clinical- and late pre-clinical-stage pipeline products, including AMG 510, Amgen’s first-in-class investigational KRAS G12C inhibitor.
We are an exempted company incorporated in the Cayman Islands with limited liability on October 28, 2010. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The principal executive office of our research and development operations is located at No. 30 Science Park Road, Zhong-Guan-Cun Life Science Park, Changping District, Beijing 102206, People’s Republic of China. Our telephone number at this address is +86 10 58958000. Our current registered office in the Cayman Islands is located at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. Our website address is www.beigene.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus Our ordinary shares are listed on the HKEx under the stock code “06160”, and our ADSs are listed on the NASDAQ under the symbol “BGNE.”

USE OF PROCEEDS
This prospectus relates to the securities that may be offered and sold from time to time by the selling shareholders who will receive all of the proceeds from any sale of the securities. We will not receive any of the proceeds from any sales of the securities by any selling shareholder. However, we will pay certain issuance and registration expenses, including filing fees, listing fees, printing expenses and fees of our counsel and other advisers.

SELLING SHAREHOLDERS
The following table sets forth, to our knowledge, certain information as of May 1, 2020 regarding the beneficial ownership of our ordinary shares by the selling shareholders and the ordinary shares being offered by the selling shareholders. Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to ordinary shares owned beneficially after the offering assumes the sale of all of the ordinary shares offered and no other purchases or sales of our ADSs or ordinary shares. The selling shareholders may offer and sell some, all or none of their shares. This table does not include certain of our ordinary shares or ADSs held by affiliates of the selling shareholders. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
	Shares Beneficially Owned Prior to Offering(1)		Shares Being Offered	Shares Beneficially Owned After Offering
Name and Address	Number	Percent	Number	Number	Percent
Baker Bros. Advisors LP	158,919,261(2)(3)	15.8%	158,336,627(2)	582,634(3)	*
John V. Oyler(4)	78,785,105	7.7%	52,847,665	25,937,440	2.6%
Entities affiliated with Hillhouse Capital Management, Ltd.(5)	76,765,149	7.6%	76,765,149	—	*
Xiaodong Wang(6)	20,234,799	2.0%	12,248,331	7,986,468	*

(1)
Based on 1,008,198,947 ordinary shares outstanding on May 1, 2020. The ordinary shares may be in the form of ADSs. Each ADS represents 13 ordinary shares.

(2)
Consists of (i) 13,364,453 ordinary shares held by 667, L.P., of which 6,533,124 shares are held in the form of 502,548 Restricted ADSs and of which 6,831,318 shares are held in the form of 525,486 ADSs, and (ii) 144,972,174 ordinary shares held by Baker Brothers Life Sciences, L.P. (collectively, “Baker Funds”), of which 73,162,011 are held in the form of 5,627,847 Restricted ADSs and of which 66,578,252 shares are held in the form of 5,121,404 ADSs. Baker Bros. Advisors LP is the investment advisor to the Baker Funds. Baker Bros. Advisors LP has sole voting and investment power with respect to the securities held by the Baker Funds and thus may be deemed to beneficially own such securities. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP and thus may be deemed to beneficially own the securities held by the Baker Funds. The managing members of Baker Bros. Advisors (GP) LLC are Julian C. Baker and Felix J. Baker, who may be deemed to beneficially own the securities held by the Baker Funds. Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Julian C. Baker and Felix J. Baker each disclaims beneficial ownership of the securities held by each of the Baker Funds, and this prospectus shall not be deemed an admission that any such entity or person is the beneficial owner of such securities for purposes of Section 13(d) of the Exchange Act or for any other purpose, except to the extent that any such entity or person actually exercises voting or investment power with respect to such securities. The address for each of these entities is 860 Washington Street, 3rd Floor, New York, NY 10014.

(3)
Includes (i) 9,282 ordinary shares held by Michael Goller and (ii) 9,282 held by Ranjeev Krishana, each full-time employees of Baker Bros. Advisors LP, in their capacity as members of our board of directors. Michael Goller and Ranjeev Krishana serve on our board of directors as representatives of the Baker Funds, and Baker Bros. Advisors LP may be deemed to beneficially own each of their securities. Mr. Goller and Mr. Krishana each hold 282,035 vested share options to purchase ordinary shares received in connection with their service on our board of directors. Baker Bros. Advisors LP may be deemed to beneficially own the ordinary shares issuable upon exercise of such share options. Does not include (a) 311,143 ordinary shares, of which 268,034 shares are held in the form of 20,618 ADSs by Julian C. Baker and (b) 311,143 ordinary shares, of which 268,034 shares are held in the form of 20,618 ADSs by Felix J. Baker, each in their personal capacity.

(4)
Consists of (i) 15,680,623 ordinary shares held directly by Mr. Oyler, of which 152,035 shares are held in the form of 11,695 ADSs; (ii) 15,835,252 ordinary shares issuable to Mr. Oyler upon exercise of share options exercisable within 60 days after May 1, 2020; (iii) 10,000,000 ordinary shares held for the benefit of Mr. Oyler in a Roth IRA PENSCO trust account; (iv) 102,188 ordinary shares held by The

John Oyler Legacy Trust, of which Mr. Oyler’s father is a trustee, for the benefit of his minor child, for which Mr. Oyler disclaims beneficial ownership; (v) 7,727,927 ordinary shares held for the benefit of Mr. Oyler in the John Oyler 2015 Grantor Retained Annuity Trust, of which Mr. Oyler’s father is a trustee, for which Mr. Oyler disclaims beneficial ownership, of which 223,769 shares are held in the form of 17,213 ADSs; and (vi) 29,439,115 ordinary shares held by Oyler Investment LLC, 99% of the limited liability company interest owned by a grantor retain annuity trust, for which Mr. Oyler’s father is a trustee, for which Mr. Oyler disclaims beneficial ownership. The address for this individual is c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.
(5)
Consists of (i) 59,162,950 ordinary shares held by Gaoling Fund, L.P. (“Gaoling”), of which 53,860,950 shares are held in the form of 4,143,150 ADSs; (ii) 4,154,596 ordinary shares held by YHG Investment, L.P. (“YHG”), of which 3,840,096 shares are held in the form of 295,392 ADSs; and (iii) 13,447,603 ordinary shares held in the form of 1,034,431 ADSs held by Hillhouse BGN Holdings Limited (“HHBGN”). Hillhouse Capital Management, Ltd. (“HCM”) acts as the sole management company of Hillhouse Fund II, L.P. (“HFII”). HHBGN is wholly owned by HFII. The directors of HCM are Colm O’Connell (“Mr. O’Connell”) and Bridget Kidner (“Ms. Kidner”). Mr. O’Connell and Ms. Kidner are employees of HCM and Mr. Zhang Lei (“Mr. Zhang”) is the President and Chief Investment Officer of HCM. HCM is hereby deemed to be the sole beneficial owner of, and to control the voting power of, the ordinary shares represented by ADSs held by HHBGN. Each of Mr. O’Connell, Ms. Kidner, Mr. Zhang, HHBGN and HFII disclaims beneficial ownership of all of the shares held by HCM. Hillhouse Capital Advisors, Ltd. (“HCA”) acts as the sole general partner of Gaoling and the sole management company of YHG. The directors of HCA are Mr. O’Connell and Ms. Kidner. Mr. O’Connell and Ms. Kidner are employees of HCA and Mr. Zhang is the President of HCA. HCA is hereby deemed to be the sole beneficial owner of, and to control the voting power of, the ordinary shares held by (and represented by ADSs held by) Gaoling and YHG. Each of Mr. O’Connell, Ms. Kidner, Mr. Zhang, Gaoling and YHG disclaims beneficial ownership of all of the shares held by HCA. The registered address of HCM and HCA is 20 Genesis Close, George Town, Grand Cayman, KY-1103 Cayman Islands.

(6)
Consists of (i) 7,119,961 ordinary shares held directly by Dr. Wang, of which 130,000 shares are held in the form of 10,000 ADSs; (ii) 7,986,418 ordinary shares issuable to Dr. Wang upon exercise of share options exercisable or RSUs vesting within 60 days after May 1, 2020; (iii) 50 ordinary shares held by Dr. Wang’s spouse; (iv) 224,372 ordinary shares held in Daniel C Wang—UTMA WA account for Dr. Wang’s minor child, for which Dr. Wang disclaims beneficial ownership, of which 102,180 shares are held in the form of 7,860 ADSs; and (v) 4,903,998 ordinary shares held by Wang Investment LLC, of which 99% of the limited liability company interest is owned by two grantor retained annuity trusts, of which Dr. Wang’s wife is a trustee, for which Dr. Wang disclaims beneficial ownership. The address for this individual is c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

Pursuant to an investors’ rights agreement, as amended and restated, certain holders of our registrable shares are entitled to rights with respect to the registration of these shares under the Securities Act, including demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The investors’ rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them. The registration rights granted under the investors’ rights agreement will terminate on the fifth anniversary of the completion of our initial public offering (i.e., February 8, 2021). This registration statement of which this prospectus is a part is being filed pursuant to the investors’ rights agreement on behalf of all shareholders that are entitled to registration rights under such agreement and have requested to be included.
In addition, on November 16, 2016, we entered into a registration rights agreement with 667, L.P., Baker Brothers Life Sciences, L.P. and 14159, L.P., (the “Baker Entities”), Hillhouse BGN Holdings Limited, Gaoling Fund, L.P. and YHG Investment, L.P., (the “Hillhouse Entities”), (each an “Investor”

and collectively, the “Investors”), all of which were existing shareholders. The registration rights agreement provides that, subject to certain limitations, if at any time and from time to time, the Investors demand that we register our ordinary shares and any other securities held by the Investors at the time any such demand is made on a Registration Statement on Form S-3 for resale under the Securities Act, we would be obligated to effect such registration. Our registration obligations under the registration rights agreement will continue in effect for up to four years (i.e., until November 16, 2020), and include our obligation to facilitate certain underwritten public offerings of our ordinary shares or ADSs by the Investors in the future. The registration rights agreement also requires us to pay expenses relating to such registrations and indemnify the Investors against certain liabilities. This registration statement of which this prospectus is a part is being filed pursuant to the registration rights agreement on behalf of all shareholders that are entitled to registration rights under such agreement and have requested to be included.
Michael Goller and Ranjeev Krishana, each a director of our Company, are employees of Baker Bros. Advisors LP, which is affiliated with certain selling shareholders. John V. Oyler is our Founder and has served as our principal executive officer and a member of our Board of Directors since 2010. Qingqing Yi, a director of our Company, is an employee of Hillhouse Capital Management, Ltd., which is affiliated with certain selling shareholders. Xiaodong Wang is our Founder, Chairman of our scientific advisory board and director. Except for the ownership of the ordinary shares, the registration rights agreement, the investors’ rights agreement and Michael Goller’s, Ranjeev Krishana’s, John V. Oyler’s, Xiaodong Wang’s, and Qingqing Yi’s positions on our board of directors, John V. Oyler’s service as Founder and as our principal executive officer and Xiaodong Wang’s service as Founder and Chairman of our scientific advisory board, the selling shareholders have not had any material relationship with us or our affiliates within the past three years.

DESCRIPTION OF SHARE CAPITAL
Ordinary Shares
We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, and the Companies Law (as amended) of the Cayman Islands, which we refer to as the Cayman Companies Law, and the common law of the Cayman Islands.
As of May 1, 2020, our authorized share capital was $1,000,000 divided into (i) 9,500,000,000 ordinary shares of a par value of $0.0001 each and (ii) 500,000,000 shares of a par value of $0.0001 each of such class or classes (howsoever designated) as the board of directors may determine. Our fifth amended and restated memorandum and articles of association (“our articles”) were adopted by special resolution on December 7, 2018. The following are summaries of material provisions of our articles and the Cayman Companies Law insofar as they relate to the material terms of our ordinary shares. Under our articles, our name continues to be BeiGene, Ltd.
The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. The holders of ADSs are not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the ordinary shares are held in accordance with the provisions of the deposit agreement, as amended, in order to exercise directly shareholders’ rights in respect of the ordinary shares. The depositary has agreed, so far as it is practical, to vote or cause to be voted the amount of ordinary shares represented by ADSs in accordance with the written instructions of the holders of such ADSs. See “Description of American Depositary Shares—Voting Rights.”
Our ordinary shares are listed on the HKEx under the stock code “06160”, and ADSs representing our ordinary shares are listed on the NASDAQ under the symbol “BGNE”.
General
All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Each holder of our ordinary shares will be entitled to receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares to bearer.
Dividends
The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Companies Law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights
Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote.
Voting at any meeting of shareholders is by poll.
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain types of winding up of the company, in which case the required majority to pass a special resolution shall be 100%). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Companies Law and our articles. A special resolution is required for important matters such as a change of name and amendments to our articles. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and cancelling any authorized but unissued shares.
Transfer of Ordinary Shares
Subject to the restrictions contained in our articles, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in any usual or common form or any other form approved by our board of directors, executed by or on behalf of the transferor (and, if in respect of a nil or partly paid up share, or if so required by our directors, by or on behalf of the transferee).
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of ordinary shares;

•
the instrument of transfer is properly stamped, if required;

•
the ordinary share transferred is fully paid and free of any lien in favor of us;

•
any fee related to the transfer has been paid to us; and

•
the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.
Liquidation
On a winding up of our company, if the assets available for distribution among the holders of our ordinary shares shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among the holders of our ordinary shares on a pro rata basis in proportion to the par value of the ordinary shares held by them. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the holders of our ordinary shares in proportion to the par value of the ordinary shares held by them.
The liquidator may, with the sanction of a special resolution of our shareholders and any other sanction required by the Cayman Companies Law, divide amongst the shareholders in specie or in kind the whole or any part of the assets of our company, and may for that purpose value any assets and determine how the division shall be carried out as between our shareholders or different classes of shareholders.
Because we are a “limited liability” company registered under the Cayman Companies Law, the liability of our shareholders is limited to the amount, if any, unpaid on the shares respectively held by them. Our articles contain a declaration that the liability of our shareholders is so limited.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture by the company. In addition, the holders of partly paid ordinary shares will have no right pursuant to the Cayman Companies Law to dividends nor will they be able to redeem their shares.

Redemption, Repurchase and Surrender of Ordinary Shares
We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders (but no repurchase may be made contrary to the terms or manner recommended by our directors), or as otherwise authorized by our articles. Under the Cayman Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Law no such share may be redeemed or repurchased (1) unless it is fully paid up, (2) if such redemption or repurchase would result in there being no shares outstanding or (3) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares
If at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.
Notwithstanding the foregoing, our board of directors may issue preferred shares, without further action by the shareholders. See “—Differences in Corporate Law—Directors’ Power to Issue Shares.”
General Meetings of Shareholders
Shareholders’ meetings may be convened by a majority of our board of directors or our Chairman. As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Law to call shareholders’ annual general meetings; however, our corporate governance guidelines provide that we will hold an annual general meeting of shareholders every year to the extent required by the NASDAQ Stock Market rules or the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “HK Listing Rules”). The annual general meeting shall be held at such time and place as may be determined by our board of directors.
The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that upon the requisition of shareholders representing not less than one-tenth of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting. Our articles will provide no other right to put any proposals before annual general meetings or extraordinary general meetings.
Advance notice of at least 21 calendar days is required for the convening of any annual general meeting of our shareholders and advance notice of at least 14 days is required for the convening of any other general meeting of our shareholders (including any extraordinary general meeting). All general meetings of shareholders shall occur at such time and place as determined by our directors and set forth in the notice for such meeting.
The quorum required for a general meeting of shareholders at which an ordinary resolution has been proposed consists of such shareholders present in person or by proxy who together hold shares which carry the right to at least a simple majority of all votes capable of being exercised on a poll. The quorum required for a general meeting at which a special resolution has been proposed consists of such shareholders present in person or by proxy who together hold shares which carry the right to at least two-thirds of all votes capable of being exercised on a poll.
Nomination, Election and Removal of Directors
Our articles provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Our articles further provide that our board of directors will be divided into three groups designated as Class I, Class II and Class III with as nearly equal a number of directors in each group as possible, with each director serving a three-year term and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal. Upon the expiration of the term of each class, each director in that class, if nominated by the board of directors, shall be eligible for re-election at the annual general meeting to hold office for another three-year term and until such director’s successor has been duly elected. Our articles provide that, unless otherwise determined by shareholders in a general meeting, our board of directors will consist of not less than three directors. We have no provisions relating to retirement of directors upon reaching any age limit.
In the event of a vacancy arising from the resignation of a director or as an addition to the existing board of directors, our board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person to be a director, unless the board resolves to follow any available exceptions or exemptions.
For so long as our ordinary shares or ADSs are listed on the NASDAQ and/or the HKEx, our directors are required to comply with the director nomination procedures required under the NASDAQ Stock Market rules and the HK Listing Rules, and our board of directors is required to include at least such number of independent directors as required by the NASDAQ Stock Market rules and the HK Listing Rules.
Our board shall have a chairman who has been elected and appointed by a majority of the directors then in office. The period for which our chairman holds office shall also be determined by a majority of all of our directors then in office. Our chairman shall preside as chairman at every meeting of our board. To the extent that our chairman is not present at a meeting of our board within 15 minutes after the time appointed for holding the same, the remaining attending directors may choose one of their number to be the chairman of that meeting.
Our directors shall be elected by an ordinary resolution of the holders of ordinary shares at each annual general meeting of the company to fill the seats of those directors whose terms expire at such annual general meeting.
Each of our directors shall hold office until his successor is duly elected or appointed or his earlier resignation or removal, notwithstanding any agreement between the company and the director. Our directors may be removed at any time by an affirmative vote of a simple majority of the issued shares as of the applicable record date, with or without cause.
Our board of directors may, from time to time, and except as required by applicable law, the NASDAQ Stock Market rules or the HK Listing Rules, adopt, institute, amend, modify or revoke any of our corporate governance policies or initiatives of the company, which shall be intended to set forth the guiding principles and policies of the company and our board on various corporate governance related matters as the board shall determine by resolution from time to time.
Proceedings of Board of Directors
Our articles provide that our business is to be managed and conducted by our board of directors. The quorum necessary for a board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.
Our articles provide that the board may from time to time at its discretion exercise all powers of our company to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and, subject to the Cayman Companies Law, issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.
Inspection of Books and Records
Holders of our ordinary shares will have no general right under Cayman Companies Law to inspect or obtain copies of our list of shareholders or our corporate records provided that they are entitled to a copy of the current amended and restated memorandum and articles of association.
Changes in Capital
Our shareholders may from time to time by ordinary resolution:
•
increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•
consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•
sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to any confirmation or consent required by the Cayman Companies Law, reduce our share capital or any capital redemption reserve in any manner permitted by law.
Restrictive Provisions
Under our articles, in connection with any change of control, merger or sale of our company, the holders of our ordinary shares shall receive the same consideration with respect to their ordinary shares in connection with any such transaction.
Claims Against the Company
Our articles provide that, unless otherwise determined by a simple majority of our board of directors in its sole discretion, consistent with the directors’ fiduciary duties to act in the best interests of the company, in the event that (1) any shareholder (the claiming party) initiates or asserts any claim or counterclaim or joins, offers substantial assistance to or has a direct financial interest in any claim against our company and (2) the claiming party (or the third party that received substantial assistance from the claiming party or in whose claim the claiming party had a direct financial interest) does not obtain a judgment on the merits in which the claiming party prevails, then each claiming party shall, to the fullest extent permissible by law, be obligated jointly and severally to reimburse us for all fees, costs and expenses (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that we may incur in connection with such claim.
Exclusive Forum
Our articles provide that, subject to limited exceptions, the courts of Cayman Islands will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, (3) any action asserting a claim against us arising pursuant to any provision of the Companies Law of the Cayman Islands or the articles of association, or (4) any other action asserting a claim against us that is governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States). Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the provisions of our articles of association described above. Although we believe these provisions benefit us by providing increased consistency in the application of Cayman Islands law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers. It is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our articles of association to be inapplicable or unenforceable.
Exempted Company
We are an exempted company with limited liability incorporated under the Cayman Companies Law. The Cayman Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
•
an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•
an exempted company’s register of members is not open to inspection;

•
an exempted company does not have to hold an annual general meeting;

•
an exempted company may issue no par value, negotiable or bearer shares;

•
an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•
an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
an exempted company may register as a limited duration company; and

•
an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.
We are subject to reporting and other informational requirements of the Exchange Act, as applicable to U.S. domestic issuers. The NASDAQ Stock Market rules and the HK Listing Rules require that every company listed on the NASDAQ and the HKEx hold an annual general meeting of shareholders. In addition, our articles allow directors to call an extraordinary general meeting of shareholders pursuant to the procedures set forth in our articles.
Register of Members
Under the Cayman Companies Law, we must keep a register of members and there should be entered therein:
•
the names and addresses of our members and a statement of the shares held by each member that distinguishes each share by its number (if applicable), confirms the amount paid or agreed to be considered as paid on the shares of each member, confirms the number and category of shares held by each member and confirms whether each relevant category of shares held by a member carries voting rights under the articles and, if so, whether such voting rights are conditional;

•
the date on which the name of any person was entered on the register as a member; and

•
the date on which any person ceased to be a member.

Under Cayman Companies Law, the register of members of our company is prima facie evidence of the matters set out in the register (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Companies Law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their names.
If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.
Differences in Corporate Law
The Cayman Companies Law is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Law and the current Companies Act of England. In addition, the Cayman Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Law applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.
Mergers and Similar Arrangements
The Cayman Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.
The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman

Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•
the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Law.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits
In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:
•
an act that is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

•
an act that, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) that has not been obtained; and

•
an act that constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability
The Cayman Companies Law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Anti-Takeover Provisions in Our Articles
Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including limitations on shareholder rights to nominate or remove directors, as well as provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
Under the Cayman Companies Law, our directors may only exercise the rights and powers granted to them under our articles, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company and for a proper purpose.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the transaction was procedurally fair and provided fair value to the corporation.
As a matter of Cayman law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles allow our shareholders holding not less than one-tenth of the voting rights entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. However, our shareholders may propose only ordinary resolutions to be put to a vote at such meetings. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.
However, our corporate governance guidelines require us to call such meetings every year to the extent required by the NASDAQ Stock Market rules and/or the HK Listing Rules.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Law, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles, any director may be removed by an affirmative vote of a simple majority of the issued shares as of the applicable record date, with or without cause.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
The Cayman Companies Law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.
Under the Cayman Companies Law and our articles, our company may be wound up only upon resolution of shareholders holding 100% of the total voting rights entitled to vote or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Law and our articles, if our share capital is divided into more than one class of shares, we may materially and adversely vary the rights attached to any class only with the consent in writing of the holders of two-thirds of the shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Law and our articles, our articles may only be amended by special resolution of our shareholders.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by our articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our articles governing the ownership threshold above which shareholder ownership must be disclosed.
Directors’ Power to Issue Shares
Under our articles, our board of directors is empowered to issue or allot shares or grant options, restricted shares, restricted share units, share appreciation rights, dividend equivalent rights, warrants and analogous equity-based rights with or without preferred, deferred, qualified or other special rights or restrictions. In particular, pursuant to our articles, our board of directors has the authority, without further action by the shareholders, to issue all or any part of our capital and to fix the designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions therefrom, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our ordinary shares. Our board of directors, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of our ordinary shares. Subject to the directors’ duty of acting in the best interest of our company, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of ordinary shares.
Inspection of Books and Records
Holders of our ordinary shares will have no general right under the Cayman Companies Law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Description of American Depositary Shares
Citibank, N.A. acts as the depositary bank for the ADSs. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Hong Kong, presently located at 9/F, Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.
We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement, as amended, is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-209044 when retrieving such copy.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, 13 ordinary shares that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-ordinary share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of the ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you. As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the Cayman Islands laws and regulations.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares
Whenever we make a free distribution of the ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of the ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of the ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.
The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.
The depositary bank will not distribute the rights to you if:
•
We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;

•
We fail to deliver satisfactory documents to the depositary bank; or

•
It is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.
The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions
Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement to the depositary bank, the depositary bank will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.
The depositary bank will not distribute the property to you and will sell the property if:
•
We do not request that the property be distributed to you or if we ask that the property not be distributed to you;

•
We do not deliver satisfactory documents to the depositary bank; or

•
The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars the redemption funds received in a currency other than U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.
Changes Affecting Ordinary Shares
The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of BeiGene.
If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs Upon Deposit of Ordinary Shares
Upon completion of an offering, the ordinary shares being offered pursuant to this prospectus and/or a prospectus supplement will be deposited by the selling shareholders with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs in the manner described above in this prospectus and/or a prospectus supplement.
In addition, the depositary bank may create ADSs on behalf of investors who deposit ordinary shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.
When you make a deposit of the ordinary shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:
•
The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•
All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

•
You are duly authorized to deposit the ordinary shares.

•
The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•
The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:
•
ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•
provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

•
provide any transfer stamps required by the State of New York or the United States; and

•
pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Ordinary Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except for:
•
temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) the ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•
obligations to pay fees, taxes and similar charges; or

•
restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in “Description of Share Capital—Ordinary Shares”
At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.
If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with the voting instructions received from the holders of ADSs.
Our articles of association provide that voting of shareholders at any meeting is by poll. Holders of ADSs in respect of which no timely voting instructions have been received, or timely voting instructions have been received however such instructions fail to specify the manner in which the depositary is to vote, shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary that (i) there exists substantial opposition, or (ii) the rights of holders of ADSs or the shareholders of our company will be materially adversely affected.
Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.
Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
• Issuance of ADSs upon deposit of shares (excluding issuances as a result of distributions of shares)	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued
• Cancellation of ADSs	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) canceled
• Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held
• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held
• Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held
• ADS Services	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the depositary bank
As an ADS holder you will also be responsible to pay certain charges such as:
•
taxes (including applicable interest and penalties) and other governmental charges;

•
the registration fees as may from time to time be in effect for the registration of the ordinary shares on the share register and applicable to transfers of the ordinary shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

•
certain cable, telex and facsimile transmission and delivery expenses;

•
the expenses and charges incurred by the depositary bank in the conversion of foreign currency;

•
the fees and expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to the ordinary shares, ADSs and ADRs; and

•
the fees and expenses incurred by the depositary bank, the custodian or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) deposit of the ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of the ordinary shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC or presented to the depositary bank via DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain of the depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Amendments and Termination
We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
Books of Depositary
The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:
•
We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•
The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•
The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in the ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•
We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•
We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our memorandum and articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•
We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or in any provisions of or governing the securities on deposit.

•
We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•
We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of the ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•
We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•
We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•
No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions
The depositary bank has informed us that it no longer engages in pre-release transactions and has no intention to do so in the future.
Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion
The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its reasonable discretion:
•
convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

•
distribute the foreign currency to holders for whom the distribution is lawful and practical; and

•
hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial
The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of the ordinary shares (including the ordinary shares represented by ADSs) is governed by the laws of the Cayman Islands.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.
Conversion Between ADSs and Ordinary Shares
Our register of members holding unlisted ordinary shares (“shares”) will be maintained by the Principal Share Registrar, Mourant Governance Services (Cayman) Limited, in the Cayman Islands, and our register of members holding shares listed on the HKEx and shares represented by the ADSs (other than shares represented by restricted ADSs) will be maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited, in Hong Kong.
We have instructed the Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited, and it has agreed, not to register the subscription, purchase or transfer of any shares in the name of any particular holder unless and until the holder delivers a signed form to the Hong Kong Share Registrar in respect of those shares bearing statements to the effect that the holder:
•
agrees with the company and each of the shareholders, and the company agrees with each shareholder, to observe and comply with the Cayman Companies Law and our articles;

•
agrees with the company and each of the shareholders that the shares are freely transferable by the holders thereof; and

•
authorizes the company to enter into a contract on his or her behalf with each of the directors, managers and officers of the Company whereby such directors, managers and officers undertake to observe and comply with their obligations to the shareholders as stipulated in the articles.

Ownership of ADSs
An owner of ADSs may hold his or her ADSs either by means of an ADR registered in his or her name, through a brokerage or safekeeping account, or through an account established by the depositary bank in his or her name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and DTC, the central book-entry clearing and settlement system for equity securities in the United States. If an owner of ADSs decides to hold his or her ADSs through his or her brokerage or safekeeping account, he or she must rely on the procedures of his or her broker or bank to assert his or her rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. All ADSs held through DTC will be registered in the name of a nominee of DTC.
Dealings and Settlement
Dealings in our shares on the HKEx and our ADSs on the NASDAQ are conducted in Hong Kong dollars and U.S. dollars, respectively. Our shares are traded on the HKEx in board lots of 100 shares.
The transaction costs of dealings in our shares on the HKEx include a HKEx trading fee of 0.005%, a SFC transaction levy of 0.0027%, a transfer deed stamp duty of HK$5.00 per transfer deed and ad valorem stamp duty on both the buyer and the seller charged at the rate of 0.1% each of the consideration or, if higher, the fair value of our shares transferred. The brokerage commission in respect of trades of shares on the HKEx is freely negotiable.
Investors in Hong Kong must settle their trades executed on the HKEx through their brokers directly or through custodians. For an investor in Hong Kong who has deposited his shares in his stock account or in his designated CCASS Participant’s stock account maintained with the Central Clearing and Settlement System (CCASS) established and operated by Hong Kong Securities Clearing Company Limited, a wholly-owned subsidiary of Hong Kong Exchanges and Clearing Limited (HKSCC), settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his broker or custodian before the settlement date.
An investor may arrange with his broker or custodian on a settlement date in respect of his trades executed on the HKEx. Under the Listing Rules (as defined below) and the General Rules of CCASS and CCASS Operational Procedures in effect from time to time, the date of settlement must be the second business day (a day on which the settlement services of CCASS are open for use by CCASS Participants) following the trade date (T+2). For trades settled under CCASS, the General Rules of CCASS and CCASS Operational Procedures in effect from time to time provided that the defaulting broker may be compelled to compulsorily buy-in by HKSCC the day after the date of settlement (T+3), or if it is not practicable to do so on T+3, at any time thereafter. HKSCC may also impose fines from T+2 onwards.
The CCASS stock settlement fee payable by each counterparty to a HKEx trade is currently 0.002% of the gross transaction value subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per trade.
Depositary
The depositary for our ADSs is Citibank, N.A. (“the Depositary”), whose office is located at 388 Greenwich Street, New York, New York 10013, United States. The certificated ADSs are evidenced by certificates referred to as American Depositary Receipts (“ADRs”) that are issued by the Depositary.
Each ADS represents ownership interests in 13 shares, and any and all securities, cash or other property deposited with the Depositary in respect of such shares but not distributed to ADS holders.
ADSs may be held either (1) directly (a) by having an ADR registered in the holder’s name or (b) by holding in the DRS, pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the Depositary to the ADS holders entitled thereto, or (2) indirectly through the holder’s broker or other financial institution. The following discussion regarding ADSs assumes the holder holds its ADSs directly. If a holder holds the ADSs indirectly, it must rely on the procedures of its broker or other financial institution to assert the rights of ADS holders described in this section. If applicable, you should consult with your broker or financial institution to find out what those procedures are.

We do not treat ADS holders as shareholders, and ADS holders have no shareholder rights. Cayman Islands law governs shareholder rights. Because the Depositary actually holds the legal title to our shares represented by ADSs (through the Depositary’s Custodian (as defined below)), ADS holders must rely on it to exercise the rights of a shareholder. The obligations of the Depositary are set out in the deposit agreement, as amended, among us, Citibank, N.A. and our ADS holders and beneficial owners from time to time (the “Deposit Agreement”). The Deposit Agreement and the ADRs evidencing ADSs are governed by the law of the State of New York.
Transfer of Shares to Hong Kong Register
All of our shares were previously registered on the principal register of members in the Cayman Islands. For the purposes of trading on the HKEx, the shares had to be registered in the Hong Kong Share Register. In order to facilitate the investors with a more timely and cost-effective conversion process from ADSs to Hong Kong listed shares, the shares represented by the ADSs that are unrestricted ADSs were removed from the principal share register in the Cayman Islands and entered into the Hong Kong Share Register on or around August 8, 2018.
ADSs are quoted for trading on the NASDAQ. An investor who holds shares and wishes to trade ADSs on the NASDAQ must deposit or have his broker deposit with Citibank, N.A. Hong Kong, as custodian of the Depositary (the “Depositary’s Custodian”), shares, or evidence of rights to receive shares, so as to receive the corresponding ADSs as described below.
Withdrawal from and Deposit into the ADS Program
A deposit of the shares into the ADS program involves the following procedures:
1.   If the shares are held outside CCASS, the investor shall arrange to deposit his shares into CCASS for delivery to the Depositary’s account with the Depositary’s Custodian within CCASS, submit and deliver a request for conversion form to the Depositary’s Custodian and after duly completing and signing such conversion form, deliver such conversion form to the Depositary’s Custodian. If the shares have been deposited with CCASS, the investor must transfer the shares to the Depositary’s account with the Depositary’s Custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a the duly completed and signed conversion form to the Depositary.
2.   Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor.
Under normal circumstances, step (1) to (2) generally require two business days for shares deposited in CCASS, or 14 business days, or more, as necessary for shares held outside CCASS in physical form, to complete.
If an investor who holds ADSs wishes to trade shares on the HKEx, he must withdraw shares from the ADS program and cause his broker or other financial institution to trade such shares on the HKEx. A withdrawal of shares from the ADS program involves the following procedures:
1.   To withdraw shares from the ADS program, an investor who holds ADSs may turn in such ADSs at the office of the Depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the Depositary. An investor has the right to cancel ADSs and withdraw the underlying shares at any time except when temporary delays arise because the Depositary has closed its transfer books in connection with voting at a shareholders’ meeting or the payment of dividends; when the investor or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges; when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities; or at any other times when the Depositary or we consider it advisable.

2.   Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will instruct the Depositary’s Custodian to deliver the shares underlying the cancelled ADSs to the CCASS account designated by the investor and any other deposited securities underlying the cancelled ADSs to or for the account of such investor. Regarding deposited property, other than shares, which underlie ADSs, our Company currently has no plans to distribute any such property or cause such property to be deposited into the ADS program. The Deposit Agreement, however, contains provisions to address any such distribution in case it should arise. In summary, the Deposit Agreement provides that the Depositary will send to ADS holders any such property our Company distributes on deposited shares by any means it thinks is lawful and reasonably practicable. If it cannot make the distribution in that way, the depositary shall endeavor to sell what our Company distributed and distribute the net proceeds. If it is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and the investors shall have no rights thereto or arising therefrom. The Depositary is not required to distribute any property to ADS holders unless it receives satisfactory evidence from our Company that it is legal to make that distribution. Subject to the Listing Rules and any other applicable legal requirements, a distribution of securities other than shares could possibly include equity securities of a different class from the shares, debt securities or equity or debt securities of a third party. It is expected that such securities, if distributed to an ADS holder, would not be in the form of shares tradable on HKEx.
3.   Upon the withdrawal of shares from the ADS program and following payment of all fees, taxes and charges, investors can instruct the Depositary, who will in turn instruct the Depositary’s Custodian, to deliver the shares tradable in Hong Kong into a CCASS participant stock account. If investors prefer to receive the shares outside CCASS, they must receive the shares in CCASS first and arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register the shares in their own names with the Hong Kong Share Registrar.
Under normal circumstances, step (1) to (3) generally require two business days for shares to be received inside CCASS, or 14 business days, or more, as necessary for shares received outside CCASS in physical form, to complete.
Before the Depositary will issue or register a transfer of an ADS or make a distribution on an ADS, or permit withdrawal of shares, the Depositary may require:
1.   production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
2.   compliance with regulations it may establish, from time to time, consistent with the Deposit Agreement, including presentation of transfer documents.
The Depositary may refuse to deliver, transfer, or register issuances, transfers and cancellations of ADSs generally when the transfer books of the Depositary or our Hong Kong Share Registrar are closed or at any time if the Depositary or we determine it advisable to do so.
All costs attributable to the transfer of shares to effect a withdrawal from or deposit of shares into the ADS program shall be borne by the shareholder requesting the transfer. In particular, holders of shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20 (or such higher fee as may from time to time be permitted under the Listing Rules) for each transfer of shares from one registered owner to another, each share certificate cancelled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancellation of ADSs, as the case may be, in connection with the deposit of shares into, or withdrawal of shares from, the ADS program.
For illustrative purposes, a holder of shares who wishes to deposit 1,300 shares into the ADS program would incur a maximum charge of US$5.00 for the issuance to the holder of 100 ADSs and between HK$2.50 to HK$20 (or such higher fee as may from time to time be permitted under the Listing Rules) for each share certificate transferred from the holder to the Depositary’s Custodian with respect to the 1,300 shares. Conversely, a holder of ADSs who wishes to withdraw 1,300 shares from the ADS program in exchange for

100 ADSs being cancelled would incur similar charges. In addition to the above, holders of shares and ADSs may also have to pay any applicable fee as stated in the share transfer forms used in Hong Kong and any related brokerage commission.
If you hold “Restricted ADSs,” the withdrawal of the corresponding shares upon presentation of the “Restricted ADSs” for cancellation is subject to special procedures, the details of which may be obtained from the Company or the Depositary. The registration of issuances and transfers of shares represented by “Restricted ADSs” is in the charge of the Cayman Registrar, Mourant Governance Services (Cayman) Limited.
Upon the withdrawal of shares from the ADS program and following payment of all fees, taxes and charges, investors can instruct the Depositary, who will in turn instruct the Depositary’s Custodian, to deliver the shares tradable in Hong Kong into a CCASS participant stock account. If investors prefer to receive the shares outside the CCASS, they must receive the shares in CCASS first and arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register the shares in their own names with the Hong Kong Share Registrar.

TAXATION
The following is a summary of the material Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in the ADSs and ordinary shares. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof as of the date of this prospectus, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of the ADSs and ordinary shares.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of the ADSs and ordinary shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by us. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of the ADSs and ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ADSs or ordinary shares, as the case may be, nor will gains derived from the disposal of the ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.
People’s Republic of China Taxation
We are a holding company incorporated in the Cayman Islands and we may gain income by way of dividends from our PRC subsidiaries in the future. The Enterprise Income Tax Law (“EIT Law”) and its implementation rules, both of which became effective on January 1, 2008 and were most recently amended on December 29, 2018 and April 23, 2019, respectively, provide that China sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-PRC enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a lower withholding tax rate for which the foreign investor is eligible.
Under the EIT Law, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for PRC enterprise income tax purposes. The implementation rules of the EIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and operations, personnel, accounting books and properties of an enterprise. In addition, the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprise as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”) issued by the State Administration of Taxation, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defines Chinese-controlled offshore incorporated enterprise as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although BeiGene, Ltd. does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in Circular 82 to evaluate the tax residence status of BeiGene, Ltd. and its subsidiaries organized outside the PRC.
According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met:
•
the primary location of the enterprise’s senior executives of the day-to-day operational management and senior management departments performing their duties is in the PRC;

•
decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

•
the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder meeting minutes are located or maintained in the PRC; and

•
50% or more of voting board members or senior executives habitually reside in the PRC.

Currently, some of the members of our management team are located in China. However, we do not believe that we meet all of the conditions outlined in the immediately preceding paragraph. BeiGene, Ltd. and its offshore subsidiaries are incorporated outside the PRC. As a holding company, our key assets and records, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. We are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that BeiGene, Ltd. and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.
The implementation rules of the EIT Law provide that, (1) if the enterprise that distributes dividends is domiciled in the PRC or (2) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or capital gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders or ADS holders, as well as gains realized by such shareholders or ADS holders from the transfer of our shares or ADSs, may be regarded as China-sourced income. As a result dividends paid to non-PRC resident enterprise ADS holders or shareholders may be subject to PRC withholding tax at a rate of up to 10% (or 20% in the case of non-PRC individual ADS holders or shareholders) and gains realized by non-PRC resident enterprise ADS holders or shareholders from the transfer of our ordinary shares or ADSs may be subject to PRC tax at a rate of 10% (or 20% in the case of non-PRC individual ADS holders or shareholders). It is also unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.
Hong Kong Taxation
In connection with the Hong Kong public offering in 2018, we have established a branch register of members in Hong Kong (the “Hong Kong share register”). Dealings in our ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).
To facilitate ADS-ordinary share conversion and trading between the NASDAQ and the Hong Kong Stock Exchange, we also moved a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to Our American Depositary Shares and Ordinary Shares—Dealings in the ordinary shares registered in our Hong Kong register of members will be subject to Hong Kong stamp duty. There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of the ADSs.” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020.
Material United States Federal Income Tax Considerations
The following discussion is a summary of the United States federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares and ADSs acquired by a U.S. Holder (as defined below) pursuant to this offering as of the date of this prospectus. Except where noted, this summary deals only with U.S. Holders that are initial purchasers of the ordinary shares and ADSs and that will hold such ordinary shares and ADSs as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. Holder.
This summary does not describe all of the United States federal income tax consequences that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:
•
a dealer in securities or currencies;

•
a financial institution;

•
a pension plan;

•
a regulated investment company;

•
a real estate investment trust;

•
an insurance company;

•
a tax-exempt organization;

•
a person holding our ordinary shares or ADSs in connection with a trade or business outside the United States;

•
a person holding our ordinary shares or ADSs as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•
a trader in securities that has elected the mark-to-market method of tax accounting;

•
a person who owns or is deemed to own 10% or more of our voting stock or 10% or more of our value;

•
a partnership or other pass-through entity for United States federal income tax purposes; or

•
a person whose “functional currency” is not the United States dollar.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current (and, to the extent noted below, proposed) Treasury regulations, rulings and judicial decisions thereunder, and the income tax treaty between the United States and the PRC (the “Treaty”) as of the date of this prospectus, and such authorities may be replaced, revoked or modified, perhaps retroactively, and may be subject to differing interpretations which could result in United States federal income tax consequences different from those discussed below. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.
As used herein, the term “U.S. Holder” means a beneficial owner of an ordinary share or ADS that is for United States federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons has or have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If a partnership (or any other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding our ordinary shares or ADSs or a partner in such a partnership, you should consult your tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our ordinary shares or ADSs.
This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to stockholders in light of their personal circumstances and does not address the Medicare tax imposed on certain net investment income or any state, local, foreign, gift, estate or alternative minimum tax considerations. If you are considering the purchase of our ordinary shares or ADSs, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction.
ADSs
If you own ADSs, for United States federal income tax purposes, you will generally be treated as the beneficial owner of the underlying ordinary shares that are represented by such ADSs. The remainder of this discussion assumes that a holder of ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.
Passive Foreign Investment Company Considerations
A non-United States corporation, such as our Company, will be a “passive foreign investment company” (“PFIC”) for United States federal income tax purposes, if, in the case of any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly fair market value of its assets during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset, and certain unbooked intangible assets, such as goodwill associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, certain rents and royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.
The determination of whether we will be or become a PFIC will depend, in part, on the composition of our income and assets. The determination may be affected by how, and how quickly, we use our liquid assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being classified as a PFIC may substantially increase. In addition, the determination of whether we are or will become a PFIC for any taxable year will also depend in part upon the value of our goodwill and certain other unbooked intangible assets, which may depend upon the market price of our ordinary shares and ADSs from time-to-time (which may be volatile). Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. Based upon the current and expected composition of our income and assets, we do not presently expect to be a PFIC for the current taxable year. However, because our PFIC status for any taxable year is a factual determination that can be made only after the close of a taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, a U.S. Holder should be aware that we previously determined we were a PFIC for 2016.
If we are a PFIC for any year during which a U.S. holder holds our ADSs or ordinary shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds such ADSs or ordinary shares, even if we cease to meet the threshold requirements for PFIC status unless you elect to recognize gain as if you had sold your ADSs or ordinary shares as of the last day of the last taxable year for which we were a PFIC. You will generally be required to file Internal Revenue Service Form 8621 if you own the ADSs or ordinary shares in any taxable year in which we are a PFIC.

The discussion below under “Dividends” and “Sale or Other Disposition of Shares and ADSs” assumes that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”
Dividends
Subject to the discussion under “Passive Foreign Investment Company Rules” below, the gross amount of distributions on the ADSs or ordinary shares (including any amounts withheld in respect of PRC withholding taxes, including if we are deemed to be a PRC resident enterprise under the EIT Law) generally will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Such income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. Such dividends will generally not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. With respect to certain non-corporate United States investors, dividend income may be subject to reduced rates of taxation provided that the ADSs or ordinary shares, as applicable, are readily tradable on an established securities market in the United States or the non-United States corporation is eligible for the benefit of an income tax treaty with the United States (such as the Treaty) that the U.S. Treasury has determined is satisfactory for purposes of the rules applicable to qualified dividends and that includes an exchange of information program. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property, even if the minimum holding period has been met. The rate reduction will also not apply if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. For this purpose, ADSs listed on the NASDAQ will be considered to be readily tradable on an established securities market in the United States. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in the United States in later years. Since we do not expect that our ordinary shares will be listed on an established securities market in the United States, dividends that we pay on our ordinary shares that are not represented by ADSs are not likely to meet the conditions required for the reduced tax rate. Nonetheless, if we are treated as a PRC resident enterprise under the EIT Law, we may be eligible for the benefits of the Treaty. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our ADSs or ordinary shares.
Subject to a number of complex conditions and limitations, PRC withholding taxes on dividends will generally be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as foreign-source income and will generally constitute passive category income. However, in certain circumstances, if you have held the ADSs or ordinary shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for any PRC withholding taxes imposed on dividends paid on the ADSs or ordinary shares. If you are eligible for Treaty benefits, any PRC taxes on dividends will not be creditable against your United States federal income tax liability to the extent withheld at a rate exceeding the applicable Treaty rate. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances. In lieu of claiming a credit, you may elect to deduct such PRC taxes in computing your taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.
To the extent that the amount of any distribution on the ADSs or ordinary shares exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted tax basis in the ADSs or ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or ordinary shares), and the balance in excess of adjusted tax basis will be taxed as capital gain recognized on a sale or exchange, as described below under “Sale or Other Disposition of Shares and ADSs.”
Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for U.S. federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder should generally not be required to recognize foreign currency gain or loss in respect thereof. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency converted into U.S. dollars on a date subsequent to receipt.
Sale or Other Disposition of Shares and ADSs
For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of ordinary shares or ADSs in an amount equal to the difference between the amount realized for the ordinary shares or ADSs and your tax basis in the disposed-of ordinary shares or ADSs. Subject to the discussion under “Passive Foreign Investment Company Rules” below, such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized will generally be treated as United States source gain or loss. However, if we were treated as a PRC resident enterprise for EIT Law purposes and PRC tax were imposed on any gain, and if you are eligible for the benefits of the Treaty, you may generally elect to treat such gain as PRC source gain. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ordinary shares or ADSs unless such credit can be applied (subject to applicable limitations) against tax due on other income derived from foreign sources. You are urged to consult your tax advisor regarding the tax consequences in case any PRC tax is imposed on gain on a disposition of the ordinary shares or ADSs, including the availability of the foreign tax credit and the election to treat any gain as PRC source, under your particular circumstances. A U.S. Holder that receives HK dollars or another currency other than U.S. dollars on the disposition of our ordinary shares or ADSs will realize an amount equal to the U.S. dollar value of the non-US currency received at the spot rate on the date of sale (or, if the ordinary shares or ADSs are considered to be traded on a recognized exchange, in the case of cash basis and electing accrual basis U.S. holders, the settlement date). An accrual basis U.S. holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.
Passive Foreign Investment Company Rules
If we are a PFIC for any taxable year during which you own the ADSs or ordinary shares and you do not make a mark-to-market election or a “QEF election,” each as discussed below, you will generally be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of ADSs or ordinary shares. Any distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as excess distributions. Under these special tax rules:
•
the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

•
the amount allocated to the current taxable year, and any taxable year in your holding period prior to the first taxable year in which we were a PFIC, will be taxed as ordinary income; and

•
the amount allocated to each other taxable year will be subject to tax at the highest tax rate in effect for that taxable year for individuals or corporations, as appropriate, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such taxable year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or ordinary shares cannot be treated as capital, even if you hold the ADSs or ordinary shares as capital assets. In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. See “Dividends.”
If we are a PFIC for any taxable year during which you own the ADSs or ordinary shares and any of our non-United States subsidiaries or other entities in which we directly or indirectly own equity interests is also a PFIC or a lower-tier PFIC, you would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules and will be subject to U.S. federal income tax according to the PFIC rules described above on (i) certain distributions by a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, in each case as if you owned such shares directly, even though you have not received the proceeds of those distributions or dispositions. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.
For any taxable year that we are treated as a PFIC with respect to a U.S. Holder, the holder will generally be required to file Form 8621 with the U.S. Internal Revenue Service. Significant penalties are imposed for failure to file such form, and the failure to file such form may suspend the running of the statute of limitations on the entire return.
In certain circumstances, in lieu of being subject to the general tax treatment for PFICs discussed above, you may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is “regularly traded” on a “qualified exchange.” The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with SEC, or on a foreign exchange or market that is a qualified exchange, as defined in U.S. Treasury regulations. The ADSs are listed on the NASDAQ, which constitutes a qualified exchange. Our ordinary shares are listed on the HKEx. We cannot guarantee that the HKEx will be qualified in the current or future taxable years for purposes of the mark-to-market election. Furthermore, we cannot guarantee that, once listed, our ordinary shares will continue to be listed and traded on the HKEx. The ADSs and our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs or ordinary shares, as applicable, are traded on a qualified exchange on at least 15 days during each calendar quarter.
If you make an effective mark-to-market election, you will include in ordinary income any gain you recognize in a taxable year that we are a PFIC, in an amount equal to the excess of the fair market value of your ADSs at the end of the taxable year over your adjusted tax basis in the ADSs. You will be entitled to deduct as an ordinary loss in each such taxable year the excess of your adjusted tax basis in the ordinary shares or ADSs over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, in each year that we are a PFIC any gain you recognize upon the sale or other disposition of your ordinary shares or ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Your adjusted tax basis in the ordinary shares or ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make an effective mark-to-market election, distributions paid on the ordinary shares or ADSs will be treated as discussed under “Dividends” above. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years during which we are a PFIC unless the ordinary shares or ADSs are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances. In particular, you should consider carefully the impact of a mark-to-market election with respect to your ordinary shares or ADSs given that we may own interests in lower-tier PFICs for which a mark-to-market election, as a technical matter, may not be available. Consequently, you could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments.
Alternatively, you may be able to avoid the general tax treatment for PFICs described above by electing to treat us (and each lower-tier PFIC) as a “qualified electing fund” under Section 1295 of the Code (“QEF”), for each of the taxable years during your holding period that we are a PFIC. If a QEF election is not in effect for the first taxable year in your holding period in which we are a PFIC, a QEF election can only be made if you elect to recognize gain as if you had sold the ADSs or ordinary shares for their fair market value on the first day of your taxable year in which the PFIC becomes a QEF pursuant to the QEF election. The gain recognized on this deemed sale would be subject to the general tax treatment of PFICs discussed above. We intend to determine our PFIC status at the end of each taxable year and to satisfy any applicable record keeping and reporting requirements that apply to a QEF, and will endeavor to provide to you, for each taxable year that we determine we are or may be a PFIC, a PFIC Annual Information Statement containing the information necessary for you to make a QEF election with respect to us (and, subject to the following paragraph, any of our subsidiaries which are lower-tier PFICs). We may elect to provide such information on our website. However, there can be no assurances that we will make the necessary information available to you.
We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.
You are urged to consult your own tax advisors regarding the procedure for making a QEF election, including the complex tax rules relating to potential late QEF elections.
If you make a QEF election, you will be currently taxable on your pro rata share of the QEF’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC, even if no dividend distributions were received. Any distributions we make out of our earnings and profits that were previously included in your income under the QEF election would not be taxable to you. Your tax basis in your ADSs or ordinary shares would be increased by an amount equal to any income included under the QEF election and decreased by any amount distributed on the ADSs or ordinary shares that is not included in your income. In addition, you will recognize capital gain or loss on the disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized and your adjusted tax basis in the ADSs or ordinary shares, each as determined in U.S. dollars. You will not be currently taxed on the ordinary income and net capital gain of a QEF for any year that the QEF is not a PFIC.
You should consult your tax adviser concerning the merits of making a QEF election if we are a PFIC for any taxable year. In order to make a QEF Election, you must attach a completed IRS Form 8621, including a PFIC Annual Information Statement, to your timely filed United States federal income tax return.
Controlled Foreign Corporation Considerations
Each “Ten Percent Shareholder” (as defined below) in a non-U.S. corporation that is classified as a “controlled foreign corporation”(“CFC”) for U.S. federal income tax purposes generally is required to include in income for U.S. federal tax purposes such Ten Percent Shareholder’s pro rata share of the CFC’s “Subpart F income” and investment of earnings in U.S. property, even if the CFC has made no distributions to its shareholders. Each Ten Percent Shareholder is also required to include in gross income its “global intangible low-taxed income,” (within the meaning of Code Section 951A), which is determined by reference to the income of CFCs of which such Ten Percent Shareholder is a Ten Percent Shareholder. Ten Percent Shareholders that are corporations may be entitled to a deduction equal to the foreign portion of any dividend when a dividend is paid. A non-U.S. corporation generally will be classified as a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own in the aggregate, directly or indirectly, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A “Ten Percent Shareholder” is a U.S. person (as defined by the Code), who owns or is considered to own 10% or more of the total combined voting power of all classes of stock entitled to vote of such corporation or 10% of the value of all classes of stock of such corporation. The determination of CFC status is complex and includes attribution rules, the application of which is not entirely certain. Although we do not believe that we are currently a CFC, it is possible that we could become, or acquire, one in the future. Holders are urged to consult their own tax advisors with respect to our potential CFC status and the consequences thereof.
Information Reporting and Backup Withholding
In general, information reporting will apply to dividends in respect of the ADSs or ordinary shares and the proceeds from the sale, exchange or redemption of the ADSs or ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or, in the case of dividend payments, if you fail to report in full your dividend and interest income.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.
If you are an individual (or a certain type of entity controlled by individuals), you are required to report information relating to your ownership of ADSs or ordinary shares, subject to certain exceptions (including an exception for ADSs or ordinary shares held in accounts maintained by certain financial institutions (in which case the accounts may be reportable if maintained by non-U.S. financial institutions)), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with your tax return for each year in which you own ADSs or ordinary shares. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the ADSs or ordinary shares.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR ADSs OR ORDINARY SHARES IS URGED TO CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF ACQUIRING, HOLDING AND DISPOSING OF OUR ADSs OR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION
We are registering our securities to permit the resale of such securities by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale or other distribution of such securities by the selling shareholders pursuant to this prospectus. We will bear all fees and expenses incident to our obligation to register or cause the issuance of the ADSs and/or ordinary shares.
The selling shareholders may offer, sell, transfer or otherwise dispose of all or a portion of the securities covered by this prospectus from time to time on any stock exchange on which the ADSs or ordinary shares, are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale, and we cannot assure you that the selling shareholders will sell all or any portion of its securities offered hereby.
The selling shareholders may offer and sell the securities covered by this prospectus by one or more of the following methods:
•
block trades in which a broker or dealer will be engaged to attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•
ordinary brokerage transactions and transactions in which the broker solicits purchases;

•
“at the market” transactions to or through market makers or into an existing market for our ADSs or ordinary shares;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
delivery of securities in settlement of short sales;

•
through the writing or settlement of options, swaps or other derivative transactions that may or may not be listed on an exchange;

•
one or more underwritten offerings on a firm commitment or best efforts basis;

•
distributions to their respective partners, members, managers, directors, employees, consultants or affiliates;

•
any other method permitted pursuant to applicable law; or

•
any combination of the above.

The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as agents of the selling shareholder. Broker-dealers may agree with the selling shareholders to sell a specified number of securities at a stipulated price per share. If a broker-dealer is unable to sell securities acting as agent for the selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers that acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if the selling shareholders defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under an applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling shareholders and any brokers, dealers or agents that participate in the distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any brokers, dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
The selling shareholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the selling shareholder, including, without limitation, in connection with distributions of securities by those broker-dealers. The selling shareholders may enter into option or other transactions with broker-dealers that involve the delivery of securities registered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. The selling shareholders and other persons participating in the sale or distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, and we have advised the selling shareholders that Regulation M may apply. This regulation may limit the timing of purchases and sales of any securities by the selling shareholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling shareholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
The selling shareholders may also sell securities in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.
We will make copies of this prospectus available to the selling shareholders and any of their successors in interest for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.
In order to comply with the securities laws of certain states, if applicable, the securities offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers.
In addition, in certain states, securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Our ordinary shares are listed on the HKEx under the stock code “06160”, and the ADSs representing our ordinary shares are listed on the NASDAQ under the symbol “BGNE.” To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.
A large portion of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed C T Corporation System, located at 28 Liberty Street, New York, New York 10005 as our agent to receive service of process in the United States.
Mourant Ozannes, our counsel as to Cayman Islands law, and Fangda Partners, our counsel as to PRC law, have respectively advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Mourant Ozannes and Fangda Partners have advised us that, as of the date of this prospectus, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.
Mourant Ozannes has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States or PRC courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. As the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.
Mourant Ozannes has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty and (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
Fangda Partners has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Fangda Partners has advised us further that under PRC law, courts in the PRC will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As there exists no treaty and limited form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

LEGAL MATTERS
Certain legal matters with respect to Cayman Islands law with respect to the validity of the offered securities have been passed upon for us by Mourant Ozannes. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS
The consolidated financial statements of BeiGene, Ltd. appearing in BeiGene, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of BeiGene, Ltd.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

1,511,546 American Depositary Shares
Representing 19,650,098 Ordinary Shares
BeiGene, Ltd.
PROSPECTUS SUPPLEMENT
Goldman Sachs & Co. LLC